UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

AVISTA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Proxy Statement and Notice of

May 10, 2018

Annual Meeting of Shareholders

Important Voting Information

Brokerage firms, banks and other nominees generally have the authority to vote their customers’ shares when their customers do not provide voting instructions. However, with respect to certain specified matters, when such an entity does not receive instructions from its customers, shares cannot be voted on those matters. This is called a “broker non-vote.” Matters on which organizations that are members of the New York Stock Exchange (the “NYSE”) may not vote without instructions include the election of directors, matters relating to executive compensation and matters relating to certain corporate governance issues. For Avista Corporation (“Avista,” or the “Company”), this means that NYSE member organizations may not vote shares on Proposals 1 and 3 if you have not given them instructions on how to vote. Please be sure to give any brokerage firm, bank, or other financial institution that holds shares on your behalf specific voting instructions so that your shares can be voted.

Your Participation in Voting the Shares You Own is Important

Your vote is important. Whether or not you plan to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) in person, we urge you to vote and submit your proxy by mail, telephone, or through the internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the envelope provided. If you plan to vote by telephone or through the internet, voting instructions are printed on your proxy card and/or proxy notice. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

More Information is available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The Securities and Exchange Commission (the “SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at (509) 495-4203.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to the website address shown on your proxy card and vote via the internet	BY MAIL Mark, sign, date and return the enclosed proxy card in the postage-paid envelope

BY TELEPHONE Use the toll-free number shown on your proxy card	IN PERSON Attend the Annual Meeting in Spokane, Washington

March 29, 2018

Dear Fellow Shareholder:

You are invited to attend Avista’s 2018 Annual Meeting at 8:15 a.m. PDT on Thursday, May 10, 2018, at the Avista headquarters, located at 1411 East Mission Avenue, Spokane, Washington. We welcome you to attend in person or listen to the meeting via webcast at www.avistacorp.com.

The Annual Meeting is my opportunity to speak directly with you to share an update on the acquisition process of Avista by Hydro One and other critical business issues the company faces.

In addition, at the Annual Meeting we will elect the Board of Directors of the Company (the “Board”) and vote on other matters described in this Proxy Statement.

The Proxy Statement accompanies the 2017 Annual Report to Shareholders (the “Annual Report”), titled “Thinking Bigger for Better Communities.” This report contains more information about our Company’s performance including our audited financial statements, as well as management’s discussion and analysis of the results of our operations and financial condition.

We look forward to seeing you on May 10, 2018. Thank you for your continued interest in and support of Avista.

Sincerely,

Scott L. Morris

Chairman of the Board & Chief Executive Officer

1411 E. Mission Ave.

Spokane, Washington 99202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Avista will be held at the Company’s main office building auditorium on Thursday, May 10, 2018 at 8:15 a.m. Pacific Time. The purposes of the meeting are:

(1)	to elect eleven directors identified in the accompanying proxy statement to serve until the 2019 Annual Meeting of Shareholders;

(2)	to ratify the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) as the Company’s independent registered public accounting firm for 2018;

(3)	to hold an advisory (non-binding) vote on executive compensation; and

(4)	to transact other business that may come before the meeting or any adjournment or postponement thereof.

If you are a holder of record of common stock at the close of business on March 9, 2018, the record date, then you are entitled to receive notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. Shareholders who cannot be present at the meeting are urged to vote and submit their proxies by mail, telephone, or through the internet as promptly as possible. Please sign and date the proxy card and return it promptly or cast your vote via telephone or through the internet in accordance with the instructions on the proxy card and/or proxy notice.

As you may know, on July 19, 2017, Avista entered into an Agreement and Plan of Merger with Hydro One Limited (“Hydro One”) and other parties pursuant to which, subject to the satisfaction or waiver of specified closing conditions, Avista will become an indirect, wholly owned subsidiary of Hydro One. See “Pending Acquisition by Hydro One” in the attached proxy statement.

The proposed acquisition of Avista by Hydro One was approved by Avista’s shareholders at a special meeting of shareholders held on November 21, 2017. No action on this acquisition will be taken at the 2018 Annual Meeting of Shareholders.

By Order of the Board,

Marian M. Durkin

Senior Vice President, General Counsel,

Corporate Secretary & Chief Compliance Officer

Spokane, Washington

March 29, 2018

THIS PROXY STATEMENT AND THE 2017 ANNUAL REPORT ARE AVAILABLE ON THE INTERNET AT HTTP://PROXYVOTE.COM

If you require special accommodations at the Annual Meeting due to a disability, please call our Investor Relations Department at (509) 495-4203 by April 6, 2018.

AVISTA CORPORATION

1411 East Mission Avenue

Spokane, Washington 99202

PROXY STATEMENT

FOR THE ANNUAL MEETING

TO BE HELD ON MAY 10, 2018

ABOUT THE ANNUAL MEETING

Why am I receiving these materials and who is soliciting my vote?

The Board is soliciting your vote in connection with the Annual Meeting or at any adjournment or postponement thereof. The Company intends to mail this Proxy Statement and accompanying proxy card to shareholders on or about March 30, 2018.

What is the purpose of the Annual Meeting?

The meeting will be the Company’s regular Annual Meeting. You will be voting on the following matters at the Annual Meeting:

(1)	Election of eleven directors.

(2)	Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2018.

(3)	Advisory (non-binding) vote on executive compensation.

(4)	Transaction of other business that may come before the meeting or any adjournment or postponement thereof.

How does the Board recommend I vote?

The Board recommends a vote:

Proposal 1:   For the election of eleven directors.

Proposal 2:   For ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2018.

Proposal 3:   For the advisory (non-binding) vote on executive compensation.

Who is entitled to vote at the Annual Meeting?

The Company’s common stock is the only class of securities with general voting rights. The Board has set March 9, 2018, as the record date for the Annual Meeting (the “Record Date”). Only shareholders who own common stock at the close of business on the Record Date may attend and vote at the Annual Meeting.

What are the voting rights of holders of common stock?

Each share of common stock is entitled to one vote. There is no cumulative voting. At the close of business on the Record Date, 65,667,469 shares of common stock were outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present. The presence at the meeting in person or represented by proxy of holders of a majority of the shares of common stock outstanding as of the Record Date will constitute a quorum. Shares represented by proxy are deemed present for quorum purposes even if abstention is instructed or if no instructions are given. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Avista	1

ABOUT THE ANNUAL MEETING

How do I vote shares registered in my name?

If you hold shares that were registered in your name on the Record Date, then you, as the registered holder of those shares, may vote those shares:

•	By completing, dating and signing your proxy card and returning it to the Company by mail in the envelope provided (or bringing it with you to the Annual Meeting);

•	By telephone or through the internet, following the instructions on your proxy card; or

•	By attending the Annual Meeting and voting in person.

How do I vote shares held through a broker, bank or other nominee?

If you are the beneficial owner of shares held through a broker, bank or other nominee, then you are not a record holder of these shares and may vote them only by instructing the registered holder how to vote them.

You should follow the voting instructions given to you by the broker, bank or other nominee that holds your shares. Generally, you will be able to give your voting instructions by mail, by telephone or through the internet.

The Company’s common stock is listed on the NYSE. Under NYSE rules, brokerage firms, banks and other nominees that are members of the NYSE generally have the authority to vote shares when their customers do not give voting instructions. However, NYSE rules prohibit member organizations from voting on certain types of matters without specific instructions from the beneficial owners—if a beneficial owner does not give instructions on such a matter, the member organization cannot vote on that matter. This is called a “broker non-vote.” Matters on which NYSE member organizations may not vote without instructions include the election of directors, matters relating to executive compensation and matters relating to certain corporate governance issues. For Avista, this means that NYSE member organizations may not vote on Proposals 1 and 3 unless you have given instructions on how to vote. Please be sure to give specific voting instructions to any broker, bank, or other financial institution that holds your shares so that your shares can be voted.

How do I vote shares held through an employee plan?

If you are the beneficial owner of shares through participation in the Company’s 401(k) plan, then you are not the record holder of these shares and may vote them only by instructing the plan trustee or agent how to vote them.

You should follow the voting instructions given to you by the trustee or agent for the 401(k) plan. Generally, you will be able to give your voting instructions by mail, by telephone or through the internet.

How can I revoke my proxy or change my vote after returning my proxy card or giving voting instructions?

If you were a registered holder as of the Record Date and returned a proxy card, you may revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of the Company. You may also change your vote by timely delivering a later-dated proxy or a later-dated vote by telephone or through the internet or by voting in person at the Annual Meeting.

If you were not a registered holder as of the Record Date and wish to change or revoke your voting instructions, you should follow the instructions given to you by your broker, bank or other registered holder.

How many votes are required to elect directors and approve the other proposals?

Proposal 1—election of directors. A nominee will be elected if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions or broker non-votes with respect to any shares will have no effect on the election of that director since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for each of the nominees. Shareholders may not cumulate votes in the election of directors. If an incumbent director does not receive a majority of votes cast with respect to his/her re-election in an uncontested election, he/she would continue to serve a term that would terminate on the date that is the earliest of: (i) the date of the commencement of the term of a new director selected by the Board to fill the office held by such director, (ii) the effective date of the resignation of such director, or (iii) December 31, 2018.

2	Avista

ABOUT THE ANNUAL MEETING

Proposal 2—the proposal for ratifying the appointment of the firm of Deloitte as the independent registered public accounting firm of the Company for 2018, will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may vote on this proposal without instructions from the beneficial owner. Abstentions with respect to any shares will have no impact on the outcome of this proposal since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Proposal 3—the advisory (non-binding) vote on executive compensation will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes with respect to any shares will have no impact on this Proposal since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Who pays for the proxy solicitation and how will the Company solicit votes?

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged D.F. King & Co., Inc. at a cost of $7,000 plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees, and other record holders of the Company’s common stock to forward copies of the proxy soliciting material and the Company’s 2017 Annual Report to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

Who can I contact if I have questions or need assistance in voting my shares?

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. You may also contact our Investor Relations Department at (509) 495-4203. Additionally, SEC has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder.

Avista	3

GOVERNANCE HIGHLIGHTS

Our Company is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our investors, employees, customers, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail starting on page 14 and in our Governance Guidelines, which can be found in the Investor Relations section of our website.

Director Independence

•      Nine of the Company’s eleven director nominees are independent.

•      The Chief Executive Officer (“CEO”) and President are the only non-independent directors.

•      During 2017, all of the Board committees (except the Executive Committee) were composed exclusively of independent directors.

•      The average tenure of our independent directors is eleven years and their average age is 59.

•      The Board is committed to board refreshment. Our Board has added three new members in the past five years.

Board Leadership

•      The Company has an independent Lead Director, selected by the Board.

•      The Lead Director serves as liaison between management and the other non-management directors. The Lead Director’s specific duties are set forth on page 15.

•      The positions of Chairman of the Board (“Chairman”) and CEO are not separated.

Executive Sessions	• The independent directors regularly meet in executive sessions without management. • The Lead Director presides at executive sessions.

Board Oversight of Risk Management

•      The Board reviews Avista’s systematic approach to identifying and assessing risks faced by the Company and our business units.

•      The Board and its committees consider enterprise risk in connection with all Company operations including, but not limited to, emerging trends or developments, the evaluation of capital investments and business opportunities.

Stock Ownership Requirements

•      Independent directors are required to achieve a minimum investment of five times the minimum equity portion of their retainer in Company common stock within five years of becoming Board members and are expected to retain at least that level of investment during their tenure on the Board.

•      The stock ownership policy for the Company’s executive officers requires executive officers to own shares based on their position and salary:

•      Chief Executive Officer—5 times salary

•      Senior Vice Presidents—2.5 times salary

•      Vice Presidents—1 times salary

•      Directors and officers are prohibited from engaging in short-sales or pledging or hedging the economic interest in their Company shares.

Board Practices

•      The Board regularly assesses its performance through Board and committee evaluations.

•      Continuing director education is provided through attendance at outside programs as well as during regular Board and committee meetings.

•      Directors may not stand for election after age 72.

•      The Corporate Governance/Nominating Committee (“Governance Committee”) leads the full Board in considering Board competencies and refreshment in light of Company strategy.

Accountability	• The Board proactively adopted Proxy Access for director nominees. • All directors stand for election annually. • In uncontested elections, directors must be elected by a majority of votes cast.

4	Avista

COMPENSATION HIGHLIGHTS

In 2017, the Compensation and Organization Committee of the Board (“Compensation Committee”) established performance goals for the Company based on input from the CEO and aligned the short-term and long-term incentive plans with those goals. A key element of these plans is that they allow us to focus on maintaining an attractive financial profile while creating long-term value for shareholders and customers.

As summarized below, the compensation earned by our Named Executive Officers (“NEOs”) in 2017 reflects our corporate performance for the fiscal year.

•  The Compensation Committee approved base salary adjustments ranging from 2.0% to 9.2% for our NEOs based on market comparisons, its assessment of individual performance and other factors as discussed in more detail in the Compensation Discussion and Analysis (“CD&A”) starting on page 27;

•  Our 2017 consolidated Earnings Per Share (“EPS”) performance fell slightly below target resulting in an annual cash incentive payment of 91.1% of target, which was 91.1% of base salary for our CEO and 54.6% of base salary for our other NEOs;

•  Our Return on Equity (“ROE”) exceeded the target; therefore one-third of our CEO’s Restricted Stock Units (“RSUs”) granted in 2015, 2016 and 2017 and the associated dividend equivalents vested and were paid;

•  Our NEOs other than our CEO received one-third of their RSUs granted in each of 2015, 2016 and 2017, along with the associated dividend equivalents. Their RSUs are time-based, and one-third vest each year over a three-year period;

•  Our Company’s relative Total Shareholder Return (“TSR”) over the 2015-2017 three-year performance period was above target performance resulting in a 147% of target payout, and the Company’s cumulative EPS over the same three-year performance period was slightly below target performance resulting in a 77% of target payout, and our NEOs earned a payment with respect to their 2015-2017 performance share award and the associated dividend equivalents; and

•  The CEO to median employee pay ratio for 2017 was 31:1.

Avista	5

PROPOSAL 1—ELECTION OF DIRECTORS

What are you voting on?	Shareholders are being asked to elect director nominees for a one-year term. This section includes information about the Board of Directors and each director nominee.

Voting Recommendation:	The Board of Directors unanimously recommends a vote FOR each of the nominees for director.

Information With Respect to Director Nominees

The Board is elected by the shareholders to oversee their interests in the long-term overall success of the Company’s business and its financial strength. Our directors have diverse backgrounds and experience and represent a broad spectrum of viewpoints.

The Board has a robust and effective director nomination and evaluation process in place. The Board has delegated to the Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. The Governance Committee annually reviews with the Board the composition of the Board as a whole and recommends, if necessary, steps to be taken so that the Board reflects the appropriate balance of knowledge, experience, competencies, expertise and diversity, all in the context of an assessment of the needs of the Board and the Company at the time. In evaluating a director candidate, the Governance Committee considers the knowledge, experience, integrity, business acumen and judgment of that candidate; the potential contribution of that candidate to the diversity of backgrounds, experience and competencies that the Board desires to have represented; willingness of that candidate to consider strategic proposals; and any other criteria established by the Board, as well as any core competencies or technical expertise necessary to staff the Board. For longer-serving directors, the Governance Committee also considers the tenure of a director and whether the duration of service impairs such director’s independence from management, as demonstrated by the director’s relationship with management and the director’s participation in Board and Committee deliberations. Directors must be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure that good corporate governance is practiced. The Board includes diversity as one of the criteria it considers when evaluating any candidate for the Board. The Board takes into account diversity of experience, skills and background, as well as diversity in race, gender and culture when considering individual candidates. The Board considers the following, among other criteria:

•	The appropriate size of the Board;

•	The needs of the Company with respect to the particular talents and experience of its directors;

•	The qualifications, knowledge, competencies, abilities and executive leadership experience of nominees, as well as work experience at the executive leadership level in his/her field of expertise;

•	Familiarity with the energy/utility industry;

•	Recognition by other leaders as a person of integrity and outstanding professional competence with a proven record of accomplishments;

•	Experience in the regulatory arena;

•	Knowledge of the business of, and/or facilities for, the generation, purchase, transmission and/or distribution of electric energy and/or the purchase, storage and/or distribution of natural gas;

•	Attributes that would enhance the diversity and perspective of the Board; and

•	Knowledge of the customers, community and employee base.

The Board believes that it must continue to refresh itself. During the last five years, the Board has added three new members as a result of retirements and departures of Board members due to professional and personal commitments. There has also been an expansion of qualifications and diversity represented on the Board and the creation of a Lead Director position. The

6	Avista

PROPOSAL 1—ELECTION OF DIRECTORS

Board consists of directors with a range of experience at policy-making levels in business, government and other areas that are relevant to the Company’s activities. The average tenure of the current independent director nominees is 11 years and the average age is 59.

The Governance Committee identifies nominees by first evaluating the current members of the Board. Current members of the Board with competencies and experience that are relevant to the Company’s business strategies and who are willing to continue in service are considered for re-nomination. If any member of the Board did not wish to continue in service, or if the Governance Committee decided not to nominate a member for re-election, the Committee then would identify the desired qualifications, competencies, expertise, abilities and experience of a new nominee in light of the criteria set forth above. Current members of the Board are polled for recommendations of individuals meeting the criteria described above. The Governance Committee may also consider candidates recommended by management, employees or others. The Governance Committee may, at its discretion, engage executive search firms to identify qualified individuals.

Shareholder Recommendations and Nominations of Director Candidates; Proxy Access

The Governance Committee will consider written recommendations for candidates for the Board that are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications of the candidate for the Board, and must include a written statement from the candidate of willingness and availability to serve. The Governance Committee will consider any candidate recommended in good faith by a shareholder. The Governance Committee will evaluate director nominees in the same manner as other candidates are evaluated; as discussed further above.

While candidates for director are usually nominated by the Board (after consideration and recommendation by the Governance Committee, as discussed above), shareholders may directly nominate candidates for election as directors. In order to do so, shareholders must follow the procedures set forth in the Company’s Bylaws (“Bylaws”), referred to under “2019 Annual Meeting,” on page 63. The Chair of the meeting may refuse to acknowledge any nomination not made in compliance with the Bylaws.

The Board amended the Bylaws in August 2016 to permit, subject to the satisfaction of the specific requirements and conditions set forth in the Bylaws, a group of 20 shareholders who have owned at least 3% of the Company’s outstanding common stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in the Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in the Bylaws.

Nominees

Eleven directors are to be elected to hold office for a one-year term, and until a qualified successor is elected. Upon recommendation from the Governance Committee, the Board has nominated Erik J. Anderson, Kristianne Blake, Donald C. Burke, Rebecca A. Klein, Scott H. Maw, Scott L. Morris, Marc F. Racicot, Heidi B. Stanley, R. John Taylor and Janet D. Widmann to be re-elected as directors for a one-year term to expire at the Annual Meeting in 2019 and until their successors shall have been elected. The Board appointed Dennis P. Vermillion as a director, effective January 1, 2018, and has nominated Mr. Vermillion to be elected as a director for a one-year term to expire at the Annual Meeting in 2019. The nominees have consented to serve as directors, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee should become unavailable, your shares will be voted for a Board-approved substitute. The Board has concluded that all nominees, with the exception of Messrs. Morris and Vermillion, are independent and that all nominees satisfy the various criteria for nomination as directors.

After the consummation of the proposed acquisition of the Company by Hydro One, the Board will be restructured as contemplated in the merger agreement, and, if such consummation occurs prior to the 2019 Annual Meeting of Shareholders, as is currently expected, some directors elected at the 2018 Annual Meeting will not serve their full term. See “Pending Acquisition by Hydro One” on page 58.

Included in each nominee’s biography is an assessment of the specific qualifications, competencies, attributes and experience of such nominee based on the qualifications described above.

Avista	7

PROPOSAL 1—ELECTION OF DIRECTORS

All director nominees exhibit:

High Integrity	A Commitment to Sustainability
Knowledge of Corporate Governance Requirements and Practices	A Commitment to the Long-Term Interests of Our Shareholders
Leadership Experience	Strong Business Judgment
A Proven Record of Success	Innovative Thinking

Our director nominees bring a balance of relevant skills to the boardroom as well as an effective mix of diversity and experience. The following graph sets out a summary of the director nominees’ core competencies:

8	Avista

PROPOSAL 1—ELECTION OF DIRECTORS

Mr. Anderson, age 59, has been the CEO of WestRiver Group since 2002. WestRiver is a private investment company that provides integrated capital solutions for the global innovation economy. He is the Executive Chairman of Topgolf Entertainment Group, a global sports entertainment company. He received the 2014 Ernst & Young Entrepreneur of the Year Award for his work at Topgolf. He is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company. Mr. Anderson also serves on the Board of Singularity University, a global community using exponential technologies to tackle the world’s biggest challenges. He is the founder of America’s Foundation for Chess, which serves 160,000 children in the United States with its First Move curriculum. He also serves on the Board for Play Magnus, an interactive chess application inspired by Magnus Carlsen, the reigning World Chess Champion. From 1998 to 2002, Mr. Anderson was CEO of Matthew G Norton Co., a private investment company. In addition, his experience includes being partner at the private equity firm of Frazier & Company, LP, and Vice President at Goldman, Sachs & Co. He has extensive experience with finance matters including mergers and acquisitions, securities and debt offerings, and risk analysis. He holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.	ERIK J. ANDERSON Director since 2000

Ms. Blake, age 64, has been president of the accounting firm of Kristianne Gates Blake, P.S., since 1987. Ms. Blake has an extensive background in public accounting. She was a Certified Public Accountant for 32 years and she worked for 12 years for an international accounting firm. She has served for 22 years on various boards of public companies and registered investment companies including service as a board chair, audit committee chair and governance committee member. Ms. Blake is currently serving as board chair for the Russell Investment Company and the Russell Investment Funds. She previously served on the boards of the Principal Funds, Inc., the Principal Variable Contracts Funds, Inc., and Laird Norton Wealth Management. Ms. Blake currently serves as a Regent at the University of Washington. She has extensive involvement in the Spokane community, having served on many nonprofit and economic development boards.	KRISTIANNE BLAKE Director since 2000

Avista	9

PROPOSAL 1—ELECTION OF DIRECTORS

DONALD C. BURKE, CPA Director since 2011	Mr. Burke, age 57, currently serves as an independent director for the Virtus mutual fund complex and the Duff & Phelps closed-end funds complex. Prior to these roles, Mr. Burke served as an independent trustee funds for the Goldman Sachs mutual fund complex. In addition, from 2006 to 2010, Mr. Burke served as a trustee for numerous global funds that were advised by BlackRock, Inc. From 2006 to 2009, he was a managing director of BlackRock and served as the president and CEO of the BlackRock U.S. mutual funds. In this role, Mr. Burke was responsible for all of the accounting, tax and regulatory reporting requirements for over 300 open and closed-end mutual funds. Mr. Burke joined BlackRock in connection with the merger with Merrill Lynch Investment Managers (“MLIM”), taking a lead role in the integration of the two firms’ operating infrastructures. While at MLIM, Mr. Burke was the Head of Global Operations and Client Services and also served as the Treasurer and Chief Financial Officer (“CFO”) of the MLIM mutual funds. He started his career with Deloitte & Touche LLP (formerly Deloitte Haskins & Sells). Mr. Burke is a certified public accountant and received a Bachelor of Science degree in Accounting and Economics from the University of Delaware and a Master of Business Administration in Taxation from Pace University. Mr. Burke has held a number of leadership roles throughout his career including leading a global operations organization with employees located across four continents. He brings significant financial experience to the board from his years in public accounting and his role as the treasurer and CFO of numerous mutual funds. Mr. Burke is the designated Audit Committee Financial Expert of the Board. He has extensive board experience, having served on the audit, compliance, governance & nominating, and contract review committees of various boards. He also serves on a number of nonprofit boards.

REBECCA A. KLEIN Director since 2010	Ms. Klein, age 52, is Principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas. Over the last 25 years she has worked in Washington, DC and in Texas in the energy, telecommunications and national security arenas. Ms. Klein’s professional experience also includes service with KPMG Consulting (now Deloitte) where she headed the development of the company’s Office of Government Affairs and Industry Relations in Washington, DC. She also served as a Senior Fellow with Georgetown University’s McDonough School of Business. She has served as chair of the board of the Lower Colorado River Authority, a public power utility owning generation, transmission, and water services across the central Texas area. In addition, she sits on the board of GroupNIRE, a company focused on developing energy resources from early stage technologies to commercial deployment, and on the board of Aiqueous, a water software company. Ms. Klein earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. She also holds a Master of Arts in National Security Studies from Georgetown University and a Bachelor of Arts in Human Biology from Stanford University. She is a member of the State Bar of Texas. She has served as a commissioner with the Texas Public Utilities Commission and subsequently as its chair. She is also a retired Lieutenant Colonel of the Air Force Reserve. Her areas of legal expertise include energy and telecommunications.

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PROPOSAL 1—ELECTION OF DIRECTORS

Mr. Maw, age 50, has been executive vice president and CFO for Starbucks Coffee Company (“Starbucks”) since February 2014. He is responsible for that company’s Global Finance organization. Prior to that, he served as senior vice president of Corporate Finance for Starbucks where he was responsible for corporate finance, including accounting, tax and treasury. Mr. Maw also had oversight for all financial and securities-related regulatory filings. He joined Starbucks as global controller in 2011. Prior to joining Starbucks, Mr. Maw served as CFO of SeaBright Insurance Company from 2010 to 2011. From 2008 to February 2010 he served as CFO of the Consumer Banking division of JPMorgan Chase & Co., having held a similar position at Washington Mutual Bank (“WaMu”) prior to its receivership and subsequent acquisition by Chase. At Chase and WaMu, he was responsible for all finance and accounting functions for the retail branch networks of those banks. From 1994 to 2003, he served in various finance leadership positions at General Electric Company, including serving as CFO for GE Insurance Holdings, Inc. in London. Mr. Maw graduated from Gonzaga University with a B.A. in Accounting.	SCOTT H. MAW Director since 2016

Mr. Morris, age 60, has been Chairman and CEO of the Company since January 2008. From January 2008 to January 2018 he also served as the Company’s President. From May 2006 to December 2007, he served as the Company’s President and Chief Operating Officer (“COO”). Mr. Morris also serves as chair of the Company’s subsidiaries, including having served as chair of the Ecova board until its sale on June 30, 2014. Mr. Morris has been with the Company since 1981 and his experience includes management positions in construction and customer service and general manager of the Company’s Oregon utility business. He was elected as a vice president in November 2000 and in February 2002 he was elected as a senior vice president. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga University in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the boards of the Washington Roundtable, Greater Spokane Incorporated, Edison Electric Institute and McKinstry and serves as Chairman of the Board of Trustees of Gonzaga University. He has served on a number of Spokane nonprofit and economic development Boards. Mr. Morris has extensive utility experience having spent his entire career in the industry. He brings to the Board a deep knowledge and understanding of the Company and its subsidiaries, having served in a number of management capacities throughout the Company, including president of Utility Operations, managing the Company’s Oregon gas operations, customer service, and construction areas and CEO of the Company’s subsidiary, Ecova. He has experience leading a number of economic development and business association boards.	SCOTT L. MORRIS Director since 2007

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PROPOSAL 1—ELECTION OF DIRECTORS

MARC F. RACICOT Director since 2009	Mr. Racicot, age 69, served as president and CEO of the American Insurance Association from August, 2005 to February, 2009. Prior to that, he was a partner at the law firm of Bracewell & Giuliani, LLP from 2001 to 2005. He is a former governor (1993 to 2001) and attorney general (1989 to 1993) of the state of Montana. Mr. Racicot was nominated by President Bush and unanimously elected to serve as the chair of the Republican National Committee from 2002 to 2003 prior to assuming the position of chair of the Bush/Cheney Re-election Committee from 2003 to 2004. He previously served as a director for Siebel Systems, Allied Capital Corporation, Burlington Northern Santa Fe Corporation Plum Creek Timber Company, and The Washington Companies, and presently serves as a director for Weyerhaeuser Company and Massachusetts Mutual Life Insurance Company. In addition, throughout his career, Mr. Racicot has strongly committed himself to children, education and community issues. He was appointed to the board of The Corporation for National and Community Service by President Clinton and has also served on the boards of Carroll College, Jobs for America’s Graduates and United Way in Helena, Montana. Mr. Racicot is also a past chair of America’s Promise. Mr. Racicot has served in a number of elected offices in the state of Montana including that of Governor. He has also had a number of political appointments on both the state and federal level where he was involved in policy development. He brings extensive legal and regulatory experience from his military and prosecutorial service, as well as from private legal practice and his elected office as Attorney General of Montana. During his tenure as Governor of Montana, as well as during his time in private practice, he was extensively involved in natural resource, environmental, permitting and energy issues affecting Montana and the nation.

HEIDI B. STANLEY Director since 2006	Ms. Stanley, age 61, is co-owner and chair of Empire Bolt & Screw, Inc., a privately-held international distribution company headquartered in Spokane, Washington. Prior to this, Ms. Stanley had 24 years of experience in the banking industry. She served as CEO and chair of Sterling Savings Bank from January 2009 to October 2009. From January 2008 to December 2008, she served as director, vice chair, president & CEO. From October 2003 to December 2007, she served as director, vice chair and COO. Prior to this, she held a variety of leadership positions with increasingly higher levels of managerial responsibility. Prior to joining Sterling in 1985, Ms. Stanley worked for IBM in San Francisco, California and Tucson, Arizona. Ms. Stanley’s varied business experiences have provided a diverse business perspective on risk analysis, operations, policy development, mergers and acquisitions and capital markets. Since June 2016, Ms. Stanley has served as a director of Forterra, Inc., a for-profit wholly-owned subsidiary of the Association of Washington Business. She served on many industry and business boards and has been active in the Spokane region and with many statewide organizations. Her community leadership extends beyond the business community and includes board involvement with numerous charitable, educational and cultural organizations. Ms. Stanley is the founding chair of Greater Spokane Incorporated, former chair of the Association of Washington Business, former chair of the Spokane area YMCA, and former board member of the Spokane Symphony. She currently serves on the board of the Association of Washington Business and is a director and treasurer of the Washington Policy Center Board. Ms. Stanley graduated from Washington State University with a Bachelor of Arts degree in Business Administration.

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PROPOSAL 1—ELECTION OF DIRECTORS

Mr. Taylor, age 68, is the Chair and CEO of the Green Leaf Alliance (the “Alliance”). The Alliance was formed to consolidate and reinsure various types of crop insurance in the western and mid-western United States. Mr. Taylor has over 30 years of experience in multi-state insurance operations in the agriculture sector. Mr. Taylor holds similar positions with affiliated companies. In addition, he is a director of Pacific Empire Radio Corporation of Lewiston, Idaho, a ten station Northwest radio group. Mr. Taylor is an attorney and has been a member of the Idaho State Bar since 1976. He has extensive experience as a CEO, President and COO of several multi-state insurance operations. Mr. Taylor has been an active member of the Lewiston, Idaho community serving in a number of capacities for community and statewide organizations. He is a former member of the Lewiston City Council and has served as a director or board member of several civic, political, and nonprofit entities for local and state organizations. He was a member of the Endowment Fund Investment Board of the state of Idaho from 1994 to 2012. He currently serves on the Board of Directors of the Idaho Heritage Trust, a statewide organization dedicated to the preservation of historical properties and sites. He has held several local and statewide elected positions in the Idaho Republican Party, including service as State Treasurer.	R. JOHN TAYLOR Director since 1985

Mr. Vermillion, age 56, has been president of Avista Corp. since January 2018. Prior to that, he served as senior vice president of Avista Corp. and president of Avista Utilities from 2009 to 2018. He also serves as chairman of the board for Avista Corp. subsidiary Alaska Electric Light and Power Company. Mr. Vermillion joined Avista in 1985 and has held various staff and management positions. His experience covers a broad range of activities, including leadership, energy trading and marketing, risk management, scheduling, resource operations, power/transmission contracting, resource planning and coordination, regulatory issues and production cost modeling. Mr. Vermillion has served as Vice President of Energy Resources for Avista Utilities and prior to that, as President and COO for Avista Energy from February 2001 until its sale in June 2007. He is a 1985 graduate of Washington State University with a Bachelor of Science degree in Electrical Engineering. He currently serves as a board member for the Spokane County United Way and the Avista Foundation.	DENNIS P. VERMILLION Director since 2018

Ms. Widmann, age 51, serves as the president and CEO of Kids Care Dental, a private equity-owned pediatric dental, orthodontic and oral surgery company. She has more than 25 years of executive experience in health care service and technology-enabled health care companies, having previously served as executive vice president at Blue Shield of California, a national health plan based in San Francisco accountable for overall profit and loss responsibility for Blue Shield’s $15 billion in annual revenue and its 3.5 million members. Ms. Widmann began her career at Health Net, eventually serving as the COO of its dental and vision subsidiaries. Ms. Widmann was appointed to the California Health Professions Education Foundation and previously served on the Board of the Bay Area Business Council. Ms. Widmann has been consistently named one of the “Most Influential Women in the Bay Area” by the San Francisco Business Journal. She is an active member of The Committee of 200, McKinsey & Company Bay Area Women’s Executive Roundtable, and the International Women’s Forum. Ms. Widmann holds a Bachelor of Science degree in Health Administration from California State University, Northridge and a Master of Health Administration degree from the University of Southern California.	JANET D. WIDMANN Director since 2014

The Board recommends a vote “FOR” all director nominees.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

The Board is responsible for management oversight and providing strategic guidance to the Company. The Board believes that it must continue to renew itself to ensure that its members understand the industry and the markets in which the Company operates. The Board also believes that it must remain well-informed about the positive and negative issues, problems, risks and challenges facing the Company so that the Board members can exercise their fiduciary responsibilities to the Company’s shareholders. The Board has adopted Governance Guidelines to address matters including qualification of directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluation of Board and committee performance. The Governance Guidelines are reviewed regularly and updated as necessary.

Board Leadership Structure

The Board does not have a policy as to whether the role of CEO should be separate from that of the Chairman, nor, if the roles are separate, whether the Chairman should be selected from the independent directors. The Board selects the Chairman in a manner that it determines to be in the best interests of the Company and its shareholders. This flexibility has allowed the Board to determine whether the role should be separated based on the individuals and the circumstances existing at that time. The Board believes that the Company has been well served by this leadership structure.

The positions of Chairman and CEO have not been separated, except on one occasion during 2000-2001. Annually, the Board examines its governance practices, including the separation of the positions of the Chairman and the CEO and the independence of the Chairman. The Board has concluded that it should not have a rigid policy as to these issues but, rather, should consider them, together with other relevant factors, to determine the right leadership structure. The Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company. Currently, having a single person serve as Chairman and CEO continues to provide unified and responsible leadership and is currently considered the right form of leadership for the Company and the Board.

The Company is led by Mr. Morris, who has served as its Chairman and CEO since 2008. Given the issues facing the Company and the possible technological, regulatory and legislative changes that may occur in the industry, the Board continues to believe that Mr. Morris provides strategic, operational, and technical expertise and context for the matters considered by the Board.

Duties of the Chairman

The Chairman’s duties include:

•	Chairing all meetings of the Board in a manner that effectively utilizes the Board’s time and which takes full advantage of the skills, expertise and experience that each director has to offer;

•	Working with the Lead Director to establish schedules and agendas for Board meetings, with input from other directors and management;

•	Providing input to the Chair of the Governance Committee on new Board member candidates and the selection of the Board committee members;

•	Facilitating and encouraging constructive and useful communication between the Board and management;

•	Together with the Lead Director, recommending an agenda to the Board for its approval for each shareholder meeting;

•	Providing leadership to the Board in the establishment of positions that the Board may take on issues to come before shareholder meetings; and,

•	Presiding at all shareholder meetings.

The Chairman is also responsible for ensuring that the Board is provided with full information on the condition of the Company, its businesses, the risks facing the Company and the environment in which it operates.

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CORPORATE GOVERNANCE MATTERS

Lead Director

The Board has also established the position of an independent Lead Director. Ms. Blake was elected on May 12, 2017, to serve as Lead Director for a three-year term. The Lead Director’s duties include:

•	Maintaining an active, positive and collaborative relationship with the Chairman and the CEO;

•	Keeping an open line of communication that provides for dissemination of information to the Board and discussion before actions are finalized;

•	Serving as primary liaison between independent directors and the Chairman and CEO;

•	Presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting;

•	Calling meetings of the independent directors when necessary and appropriate; and,

•	Working with the Chairman to set meeting schedules and agendas for the Board meetings, including soliciting input from the other independent directors on items for the Board agendas, to ensure that appropriate agenda items are included and that there is adequate time for discussion of these items.

The Lead Director is available for communications and consultation with major shareholders. The Company has a mechanism for shareholders to communicate with the Lead Director and independent directors as a group, or on an individual basis. (See “Communications with Shareholders” on page 17.)

Director Independence

The Board has been, and continues to be, a strong proponent of director independence. It is the policy of the Board that a majority of the directors be independent from management and that the Board not engage in transactions that would conflict with the best interests of the Company’s business.

The Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms:

•	All members of the Board are independent with the exception of Messrs. Morris and Vermillion.

•	All members of the Board committees are independent, with the exception of Mr. Morris who chairs the Executive Committee.

•	In addition to the Executive Committee, the Board has five independent committees, each with a separate independent chair.

•	All Board committees may seek legal, financial or other expert advice from sources independent from management.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to its long-range business plans, long-range strategic decisions, risks and integrity.

Independence determinations are made on an annual basis at the time the Board approves nominees for election at the next Annual Meeting and, if a director joins the Board between Annual Meetings, at such time. To assist in this determination, the Board adopted Categorical Standards for Independence of Directors (the “Categorical Standards”). As a result of this review, the Board has affirmatively determined that the directors nominated for election at the Annual Meeting are independent of the Company and its management; with the exception of Messrs. Morris and Vermillion, who are considered inside directors because of their employment as CEO and President of the Company, respectively.

Related Party Transactions

The Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transaction Policy, which is followed in connection with all related party transactions involving the Company and specified related persons that include directors (including nominees) and executive officers, certain family members and certain shareholders, all as outlined in the applicable rules of

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CORPORATE GOVERNANCE MATTERS

the SEC. During its annual review, the Board considered whether there were any transactions or relationships between directors or members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) and members of the Company’s senior management or their affiliates that are inconsistent with a determination that the director is independent.

SEC rules require that the Company disclose any related party transaction in which the amount involved exceeds $120,000 in the last year. The Governance Committee has determined that the Company has no related party transactions that were reportable for 2017.

In making its determination, the Board considered that the Company and its subsidiaries in the ordinary course of business have during the last three years purchased products and services from companies at which some of our directors were officers, board members, or investors during 2017. The Board specifically considered the following relationships, which it determined are immaterial to the director’s independence:

•	Ms. Stanley is co-owner and chair of the board of a company that has for many years, commencing prior to the time Ms. Stanley became a director of the Company, sold, and continues to sell, hardware supplies to the Company in arm’s-length transactions. The amount paid to that company in 2017 or in any of the prior three years did not exceed the threshold amount in the Categorical Standards.

•	Mr. Taylor is a board member of a corporation that owns and operates radio stations in Idaho, Washington and Oregon. In 2017, the Company’s advertising agency purchased radio advertisements on some of those stations in arm’s-length transactions. The amount paid to that company in 2017 or in any of the prior three years did not exceed the threshold amount in the Categorical Standards.

Board Meetings

The Board strongly encourages its members to attend all Board and committee meetings and the Annual Meeting. The Board held ten meetings in 2017. The attendance at all Board and committee meetings was 93.8%. All but one of the directors attended the prior year’s Annual Meeting and all directors are planning to attend the upcoming Annual Meeting.

Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in an executive session without management present. The Lead Director chairs the executive sessions. The Lead Director establishes the agenda for each executive session, and also determines which, if any, other individuals, including members of management and independent advisors, should be available for each such meeting.

Board Risk Oversight

The Board plays an active role in the identification, oversight and management of the major risks affecting the Company. The Board’s risk oversight process includes receiving reports from members of corporate management on areas of material risk to the Company, including financial, utility regulatory, energy commodity, operational, compliance, technology, strategic and external mandate risks. The Board’s oversight is conducted primarily through the committees of the Board as set out below in the description of each committee and as set out in their charters, but the full Board retains responsibility for general oversight of risks. Management is responsible for the day-to-day management of risks, and the appropriate Company officer reports on risk to the appropriate Board committee or to the full Board. For example, quarterly, the Director of Risk Management reports on the Company’s risk analysis and risk management processes to the Audit Committee; quarterly, the Environmental, Technology & Operations Committee (“Environmental Committee”) reviews risks related to the Company’s operations; and, annually, the CFO reports to the entire Board on the Company’s enterprise risk program and processes. When a committee receives a report from management, the chair of that committee advises the full Board at its next meeting. This enables the Board and its committees to coordinate risk oversight, particularly with respect to the interrelationships among various risks. The Annual Report contains a detailed discussion of the material risks to the Company’s business and the Company’s efforts to manage them.

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CORPORATE GOVERNANCE MATTERS

CEO Succession Plan

Succession plans for our CEO and other officers are an important part of the Company’s long-term success, and the Company has in place a succession-planning process that reflects the Company’s long-term business strategy. The Compensation Committee conducts an annual review of the succession plans for our CEO and other executives of the Company and receives quarterly updates on the plans. Our CEO and the Compensation Committee review those succession plans annually with the full Board. The succession plans reflect the Board’s belief that the Company should regularly identify internal candidates for the CEO and other executive positions and that it should develop those candidates for consideration when a transition is planned or necessary. Accordingly, management has identified internal candidates in various phases of development and has implemented development plans to assure the candidates’ readiness. Those development plans identify the candidates’ strengths and developmental opportunities, and the Compensation Committee receives periodic updates and regularly reviews the candidates’ progress. In addition to internal development pools, to assure selection of the best candidate(s), the Company may recruit externally if such approach would better suit the Company’s strategic needs. The Compensation Committee believes that the Company’s succession planning process provides a good structure to assure that the Company will have qualified successors for its executive officers.

In order to have a fully comprehensive CEO succession plan in place, the Board adopted a Contingency CEO Succession Plan to outline the procedures for the temporary appointment of an interim CEO and an interim Chairman to avoid a vacancy in leadership that may occur because of an absence event due to death, illness, disability, or sudden departure of our CEO.

Director Orientation and Continuing Education

The Governance Committee and management are responsible for director orientation programs. Orientation programs are designed to familiarize new directors with the Company’s business strategies and polices. The Governance Committee is also responsible for director continuing education. Continuing education programs for directors include a combination of internally developed materials and presentations and outside programs presented by third parties. Financial and administrative support is available to directors for attendance at academic or other independent programs.

Director Retirement Policy

Directors may not stand for election after age 72.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of our employees, including our CEO (the principal executive officer) and our CFO (the principal financial officer) and the Board.

Information on Company Website

The Company’s Corporate Governance Guidelines, the Code of Conduct, Categorical Standards for Independence of Directors and the Related Party Transaction Policy are available on the Company’s website at www.avistacorp.com. A written copy of any of these documents will be provided free of charge to any person upon request to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Communications with Shareholders

Annually, the Company contacts a number of major shareholders to discuss any issues of concern to the shareholders with respect to corporate governance and executive compensation. The Company intends to continue to solicit shareholder input on issues of concern to them.

Shareholders and other interested parties may send correspondence to our Board or to any individual director to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220. Concerns about accounting, internal accounting controls or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed, unless it is determined that the communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

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CORPORATE GOVERNANCE MATTERS

•	Relates to routine or insignificant matters that do not warrant the attention of the Board;

•	Is an advertisement or other commercial solicitation or communication;

•	Is frivolous or offensive; or

•	Is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Corporate Secretary or General Counsel and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

Board Committees

The Board has six standing committees—Audit Committee, Compensation Committee, Governance Committee, Finance Committee, Environment, Technology and Operations Committee (“Environmental Committee”) and Executive Committee. Each of these committees is comprised solely of independent directors, with the exception of the Executive Committee, which is chaired by Mr. Morris. The committees, their membership as of the end of 2017, and their principal responsibilities are described below.

	Audit	Compensation	Governance	Environmental	Finance	Executive
Members	Burke (Chair)	Taylor (Chair)	Blake (Chair)	Klein (Chair)	Anderson (Chair)	Morris (Chair)
	Blake	Klein	Burke	Anderson	Maw	Blake
	Stanley	Maw	Taylor	Racicot	Racicot	Stanley
			Widmann	Stanley	Widmann	Taylor
Number of Meetings in 2017	9	5	4	4	4	0

Each committee of the Board has adopted a charter that has been approved by the Board. The charters are reviewed on a periodic basis and amendments are made as needed. Each committee also performs an annual self-assessment relative to its purpose, duties, and responsibilities. The committee charters are available on the Company’s website at www.avistacorp.com. A written copy of our committee charters will be provided free of charge to any person upon request to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Audit Committee—Assists the Board in overseeing the integrity of and the risks related to the Company’s financial statements, the Company’s compliance program, the qualifications and independence of the independent registered public accounting firm, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee also oversees the Company’s systems of internal controls regarding accounting, financial reporting, disclosure, compliance and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee oversees the Company’s risk assessment and risk management processes. Only independent directors sit on the Audit Committee. The Board has determined that Mr. Burke is an “Audit Committee Financial Expert,” as defined in the SEC rules.

Compensation Committee—Considers and approves, as well as oversees the risks associated with, compensation and benefits of executive officers of the Company. The Compensation Committee is also responsible for overseeing the organizational structure of the Company and succession planning for our CEO and executive officers.

For a discussion of the Company’s processes and procedures for the consideration and determination of executive officer compensation (including the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation) see the CD&A starting on page 27.

The Compensation Committee is composed entirely of independent directors, as defined by the rules of the NYSE, and within the Company’s Categorical Standards. In addition, the Compensation Committee is intended to comply with the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the “non-employee director” requirements of Rule 16b-3 under the Exchange Act.

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CORPORATE GOVERNANCE MATTERS

Governance Committee—Advises the Board on corporate governance matters and oversees the risks relating to such matters, including recommending guidelines for the composition and size of the Board and its committees, evaluating Board effectiveness and organizational structure and setting director compensation (see the section on Director Compensation on page 20). The Governance Committee also develops Board membership criteria and reviews potential director candidates. Recommendations for director nominees are presented to the full Board for approval. See Proposal 1—“Election of Directors” on page 6. Only independent directors sit on the Governance Committee.

Environmental Committee—Assists the Board in overseeing risks associated with the Company’s business and operational risks, other than financial risks. This includes regulatory compliance, environmental compliance, energy resources, transmission and distribution operations, employee safety performance, corporate, cyber and physical security, business continuity, brand and marketing, and technology strategy. Only independent directors sit on the Environmental Committee.

Finance Committee—Assists the Board in overseeing that corporate management has in place strategies, budgets, forecasts, and financial plans and programs, including adequate liquidity, to enable the Company to meet its goals and objectives and oversees the associated risks. The Finance Committee’s activities and recommendations include reviewing management’s qualitative and quantitative financial plans and objectives for both the short and long-term; approving strategies with appropriate action plans to help ensure that financial objectives are met; having in place a system to monitor progress toward financial goals, including monitoring commodity price and counterparty credit risk, as well as taking any necessary action; and overseeing and monitoring employee benefit plan investment performance and approving changes in investment policies, managers, and strategies. Only independent directors sit on the Finance Committee.

Executive Committee—Has and may exercise, when the Board is not in session, all the powers of the Board that may be lawfully delegated, subject to such limitations as may be provided in the Bylaws, by resolutions of the Board, or by law. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet.

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DIRECTOR COMPENSATION

Prior to September 1, 2017, directors who were not employees of the Company received an annual retainer of $145,000 with $70,000 of the total retainer to be paid in stock each year. Directors had the option of taking the remaining $75,000 in cash, stock or a combination of both cash and stock. The cash portion of the retainer is paid quarterly. Directors were also paid $1,500 for each meeting of the Board or any committee meeting of the Board. Directors who served as Board committee chairs received an additional $10,000 annual retainer, with the exception of the Audit Committee Chair, who received an additional $15,000 annual retainer and the Compensation Committee Chair, who received an additional $12,500 annual retainer. The Lead Director received an additional annual retainer of $20,000.

Each year, the Governance Committee reviews all components of director compensation. During 2017, the Governance Committee engaged Meridian Compensation Partners LLC (“Meridian”) to assist in this review. The information provided by Meridian was used to compare the Company’s current director compensation with peer companies in the utility industry and companies of similar size in other industries (the “Director Peer Group”). The companies comprising the Director Peer Group are those companies in the S&P 400 Utilities Index.

At its August 16, 2017 meeting, the Board reviewed survey results from Meridian regarding current pay practices for director compensation and, based on that review, the Board approved an increase in the annual retainer of an additional $5,000, effective September 1, 2017. The total annual retainer is now $150,000 with $75,000 of the total retainer to be paid in stock each year. Directors will have the option of taking the remaining $75,000 in cash, stock or a combination of both cash and stock.

Each director is entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or its committees and related activities, including director education courses and materials. These expenses include travel to and from the meetings, as well as any expenses they incur while attending the meetings.

The Company has a minimum stock ownership expectation for all Board members. Outside directors are expected to achieve a minimum investment of five times the minimum portion of their equity retainer (currently $375,000) payable in Company common stock within five years of becoming a Board member, and retain at least that level of investment during his/her tenure as a Board member. Shares previously deferred under the former Non- Employee Director Stock Plan count for purposes of determining whether a director has achieved the ownership expectation. Directors are prohibited from engaging in short-sales, pledging, or hedging the economic interest in their Company shares.

The ownership expectation illustrates the Board’s philosophy of the importance of stock ownership for directors to further strengthen the commonality of interest between the Board and shareholders. The Governance Committee annually reviews director holdings to determine whether they meet ownership expectations. All directors currently comply, or are marking adequate progress towards compliance based on their years of service completed on the Board.

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DIRECTOR COMPENSATION

There were no annual stock option grants or non-stock incentive plan compensation payments to directors for services in 2017 and none are currently contemplated under the current compensation structure. The Company also does not provide a retirement plan or deferred compensation plan to its directors. Listed below is compensation paid to each non-employee director who served during any part of the 2017 fiscal year.

	Annual Retainer		All Other Compensation ($)(2)	Total Compensation($)
Director Name	Fees Earned or Paid in Cash($)(1)	Director Compensation Paid in Stock($)(2)
Erik J. Anderson	$106,047	$71,620		$177,667
Kristianne Blake	$133,297	$71,620	$3,603	$208,519
Donald C. Burke	$118,297	$71,620		$189,917
John F. Kelly (3)	$90,917	—		$90,917
Rebecca A. Klein	$110,547	$71,620		$182,167
Scott H. Maw	$30,053	$146,613		$176,667
Marc F. Racicot	$103,547	$71,620		$175,167
Heidi B. Stanley	$109,547	$71,620		$181,167
R. John Taylor	$117,546	$71,620	$7,859	$197,025
Janet Widmann	$103,546	$71,620		$175,166

Totals	$1,023,344	$719,573	$11,462	$1,754,379

Footnotes:
(1)	In 2017, directors had the option of taking $75,000 of their annual retainer in Company common stock, in cash, or in a combination of stock and cash. Amounts in these columns include cash retainers, Chair retainers, Board and committee meeting fees.
(2)	Amounts for Ms. Blake and Mr. Taylor include dividends paid on those shares that were deferred prior to December 31, 2004, under the former Non-Employee Director Stock Plan. (Ms. Blake and Mr. Taylor are the only directors who deferred receipt of stock until a later date. Ms. Blake has 2,519 deferred shares and Mr. Taylor has 5,496 deferred shares.) The Company does not provide perquisites or other personal benefits to its Board members.
(3)	Mr. Kelly retired in 2017 and his compensation represents amounts paid for service as a director prior to the 2017 annual meeting.

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AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board that outlines its responsibilities and the practices it follows. The charter can be found on the Company’s website at www.avistacorp.com. The Audit Committee reviews and assesses the adequacy of its Charter at least annually, and, when appropriate, recommends changes to the Board.

The Audit Committee is composed of non-management directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee recommended to the Board the designation of Donald C. Burke as the Audit Committee Financial Expert solely for the purposes of compliance with the rules and regulations of the SEC implementing Section 407 of the Sarbanes-Oxley Act. The Board approved such recommendation.

Primary Responsibilities and 2017 Action Items

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s systems of internal controls, including, without limitation, those established and maintained pursuant to the Exchange Act, as amended, and the Sarbanes-Oxley Act. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s Code of Conduct, the Company’s enterprise risk management program and the independent auditor’s qualifications and independence. In addition the Audit Committee participates in external education sessions and educational sessions developed by management, at the request of the Audit Committee.

In 2017, the Audit Committee held nine meetings. Meeting agendas are established by the Audit Committee’s Chair and the Director of Internal Audit. During 2017, among other things, the Audit Committee:

•	Prior to the inclusion of the financial statements in the Quarterly Reports on Form 10-Q filed with the SEC for each of the first three quarters of 2017, reviewed the Company’s unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operation and discussed them with management and Deloitte, the Company’s independent registered public accounting firm. The Audit Committee reviewed with the CEO and CFO their certifications as to the accuracy of these financial statements and the establishment and maintenance of internal controls and procedures. It also reviewed with management all earnings press releases relating to 2017 annual and quarterly earnings prior to their issuance.

•	Reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2017, with management, which has primary responsibility for the financial statements, and with Deloitte, which is responsible as the Company’s independent registered public accounting firm for the audit of those statements. Based on its review and discussions, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

•	Reviewed Management’s Report on Internal Control Over Financial Reporting and the Auditor’s Report on the effectiveness of internal control over financial reporting.

•	Reviewed and discussed with Deloitte all communications required by generally accepted auditing standards, including those promulgated by the Public Company Accounting Oversight Board (“PCAOB”) and by the SEC and, with and without management present, discussed and reviewed the results of the independent auditor’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations, received and reviewed quarterly risk management reports, and received and reviewed annual compliance, technology and business continuity reports.

•	Reviewed and discussed with Deloitte all written communications required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee also discussed with Deloitte its internal quality-control reviews and procedures, the results of its external reviews and inspections, and any relationships that could be reasonably thought to bear on its objectivity and independence.

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AUDIT COMMITTEE REPORT

•	Discussed with management, the internal auditors, and Deloitte, the quality and adequacy of the Company’s systems of internal controls, and the internal audit functions, responsibilities and staffing.

•	Reviewed the audit plans, audit scopes and identification of audit risks of the independent and internal auditors.

•	Reviewed the performance of the Company’s internal audit function.

•	Reviewed and approved Deloitte’s services and fees. The Audit Committee also reviewed and approved the non-audit services performed by Deloitte and concluded that such services were consistent with the maintenance of independence.

•	After reviewing the performance of Deloitte, approved its reappointment in 2018 as the Company’s independent registered public accounting firm.

•	Performed the mandated tasks included in its charter.

This report is provided by the following independent directors, who comprise the Audit Committee:

Donald C. Burke—Chair	Kristianne Blake	Heidi B. Stanley

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITOR FOR 2018

What are you voting on?	We are asking our shareholders to ratify the selection of Deloitte as the independent auditor of our consolidated financial statements and our internal controls over financial reporting for 2018. Although the Audit Committee has direct responsibility for the appointment of the independent auditor, as a matter of good corporate governance, the Board submits it selection of the independent auditors to our shareholders for ratification.

Voting recommendation:	The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte as the independent auditor.

The Audit Committee has the direct responsibility to hire, evaluate and, where appropriate, replace the Company’s independent auditors and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and general oversight of the work of the independent auditors. The Audit Committee has appointed Deloitte, as the Company’s independent registered public accounting firm, for continuing audit work in 2018.

Shareholder approval is not required for the appointment of Deloitte. However, the appointment is being submitted to shareholders for ratification. Should the shareholders fail to ratify the appointment of Deloitte, such failure (1) would have no effect on the validity of such appointment for 2018 (given the difficulty and expense of changing the independent registered public accounting firm mid-way through a year) and (2) would be a factor to be taken into account, together with other relevant factors, by the Audit Committee in the selection and appointment of the independent registered public accounting firm for 2019 (but would not necessarily be the determining factor).

Annual Evaluation and Selection of the Independent Auditors

The Audit Committee annually reviews Deloitte’s independence and performance in deciding whether to retain Deloitte or engage another independent auditor. In the course of these reviews, the Audit Committee considers, among other things:

•	Deloitte’s historical and recent performance on the Company’s audit.

•	Deloitte’s technical expertise and knowledge of the Company’s business and industry.

•	The quality and candor of Deloitte’s communications with the Audit Committee and management.

•	Deloitte’s independence.

•	The quality and efficiency of the services provided by Deloitte, including input from management on Deloitte’s performance and how effectively Deloitte demonstrated its independent judgment, objectivity and professional skepticism.

•	External data on audit quality and performance, including recent PCAOB reports on Deloitte and its peers.

•	The appropriateness of Deloitte’s fees for audit and non-audit services.

•	Deloitte’s tenure as the Company’s independent auditor, including the benefits of having a long-tenured auditor.

•	The controls and processes that help ensure Deloitte’s independence.

Long Tenure Benefits

•	Higher audit quality. Through years of experience with Avista, Deloitte (including its predecessors) has gained institutional knowledge of and deep expertise regarding Avista’s operations and businesses, accounting policies and practices, and internal control over financial reporting.

•	Efficient fee structure. Deloitte’s aggregate fees are competitive with peer companies because of Deloitte’s familiarity with our business.

•	No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITOR FOR 2018

Independence Controls

•	Thorough Audit Committee oversight. The committee’s oversight includes meetings with Deloitte (the full committee meets with Deloitte at least four times per year and the chair at least eight times per year), a comprehensive annual evaluation by the Audit Committee in determining whether to engage Deloitte, and a committee-directed process for selecting the lead partner.

•	Rigorous limits on non-audit services. The Audit Committee has a policy that requires preapproval of all non-audit services, subject to a de minimis exception, and Deloitte is engaged only when it is best-suited for the job.

•	Strong internal Deloitte independence process. Deloitte conducts periodic internal quality reviews of its audit work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead partner every five years.

•	Strong regulatory framework. Deloitte, as an independent registered public accounting firm, is subject to PCAOB inspections, peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that Deloitte is independent and that it is in the best interests of Avista and our shareholders to retain it as our independent auditor for 2018.

Audit Fees and All Other Fees

The Audit Committee oversees the fees paid to Deloitte for audit and non-audit services and receives periodic reports on the amount of fees paid. The aggregate fees for audit and other services provided by Deloitte in 2017 and 2016 were:

	2017	2016
Audit Fees(a)	$2,029,449	$1,846,774
Audit-Related Fees(b)	3,000	38,000
Tax Fees(c)	—	20,598
All Other Fees(d)	8,524	10,890

Total	$2,040,973	$1,916,262

Footnotes:
(a)	Audit services performed in 2017 and 2016 for which audit fees were billed consisted of:

•	Audit of the Company’s annual consolidated financial statements and internal controls over financial reporting.

•	Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, statutory and regulatory audits, consents, and other services related to SEC matters.

•	Additional comfort letters and other services in 2017 related to the proposed acquisition by Hydro One.

(b)	Audit-related services performed in 2017 and 2016 consisted of agreed-upon procedures.
(c)	Tax fees during 2016 for technical advice and tax planning.
(d)	All other services performed in 2017 and 2016 consisted of licensing of accounting literature research databases, attendance at training seminars and other miscellaneous projects.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is required to pre-approve the audit and permissible non-audit services to be performed. The Audit Committee has adopted what it terms its Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved. All services provided by Deloitte in 2017 and 2016 were pre-approved in accordance with the Policy adopted by the Audit Committee.

The SEC’s rules establish two alternatives for pre-approving services provided by the independent registered public accounting firm. Engagements for proposed services may either be specifically pre-approved by the Audit Committee (specific

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITOR FOR 2018

pre-approval) or entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee, as long as in the latter circumstance the Audit Committee is informed on a timely basis of any engagement entered into on such basis (general pre-approval). The Audit Committee combined these two approaches in its Policy after concluding that doing so will result in an effective and efficient procedure to pre-approve services to be performed by the Company’s independent registered public accounting firm.

As set forth in the Policy, except for those categories of services for which the Policy requires specific pre-approval, engagements may be entered into pursuant to general pre-approvals established by the Audit Committee. The Audit Committee will periodically review and generally pre-approve the categories of services that may, as contemplated by the Policy, be provided by the Company’s independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee, and will establish budgeted amounts for such categories. The Audit Committee may add to or subtract from the list of general pre-approved services from time-to-time, based on subsequent determinations by the Audit Committee. Any general pre-approval will be set forth in writing and included in the Audit Committee minutes. Unless an engagement of the independent auditor to provide a particular service is entered into pursuant to and in accordance with the Audit Committee’s general pre-approval then in effect, the engagement will require specific pre-approval by the Audit Committee.

Proposed services exceeding pre-approved cost levels or budget amounts previously established by the Audit Committee will also require specific pre-approval by the Audit Committee.

The Audit Committee intends to pre-approve services, whether specifically or pursuant to general pre-approvals, only if the provision of such services is consistent with SEC and PCAOB rules on auditor independence and all other applicable laws and regulations. In rendering specific or general pre-approvals, the Audit Committee will consider whether the independent registered public accounting firm’s provision of specific services, or categories of services, would be inconsistent with the independence of the auditor.

Hiring Restrictions for Deloitte Employees

The Audit Committee has adopted a policy that has certain restrictions on the Company’s hiring of any Deloitte partner, director, manager, staff member, advising member of the department of professional practice, reviewing tax professional and any other individuals responsible for providing audit assurance on any aspect of Deloitte’s audit and review of the Company’s financial statements.

Other Information

The Company has been advised by Deloitte that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. A representative of Deloitte is expected to attend the 2018 Annual Meeting with the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR the ratification of the appointment of Deloitte as the Independent Auditor.

26	Avista

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A provides information about the compensation objectives and policies for our NEOs and puts in perspective the quantitative and narrative disclosures in the compensation tables included in this Proxy Statement. Our NEOs for 2017 were:

•	Scott L. Morris, Chairman and CEO

•	Mark T. Thies, Sr. Vice President, CFO and Treasurer

•	Dennis P. Vermillion, President and Environmental Compliance Officer (“ECO”)

•	Marian M. Durkin, Sr. Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer (“CCO”)

•	Karen S. Feltes, Sr. Vice President and Chief Human Resources Officer (“CHRO”)

The CD&A also describes the following:

•	Our business results and the alignment between executive pay and Company performance;

•	Our decision-making process on compensation design and pay levels, including our compensation governance approach;

•	Our compensation philosophy and objectives; and

•	The elements of the Company’s executive compensation program.

Executive Summary

In 2017, the Compensation Committee established performance goals for the Company based on input from the CEO and aligned the short-term and long-term incentive plans with those goals. Our incentive arrangements allow us to focus on maintaining an attractive financial profile while creating long-term value for shareholders and customers.

As summarized below, the compensation earned by our NEOs in 2017 reflects our corporate performance for the fiscal year.

2017 Executive Compensation Highlights

•	The Compensation Committee approved base salary adjustments ranging from 2.0% to 9.2% for our NEOs based on market comparisons, its assessment of individual performance and other factors as discussed in more detail below;

•	Our 2017 consolidated EPS performance fell slightly below target resulting in an annual cash incentive payment of 91.1% of target, which was 91.1% of base salary for our CEO and 54.6% of base salary for our other NEOs;

•	Our ROE exceeded target; therefore one-third of our CEO’s RSUs granted in 2015, 2016 and 2017 and the associated dividend equivalents vested and were paid;

•	Our NEOs other than our CEO received one-third of their RSUs granted in each of 2015, 2016 and 2017, along with the associated dividend equivalents. Their RSUs are time-based, and one-third vest each year over a three-year period;

•	Our Company’s relative TSR over the 2015-2017 three-year performance period was above target resulting in a 147% of target payout, the Company’s cumulative EPS over the same three-year performance period was slightly below target resulting in a 77% of target payout, and our NEOs earned a payment with respect to their 2015-2017 performance share award and the associated dividend equivalents; and

•	The CEO median employee pay ratio for 2017 has been added and can be found on page 45.

Business Results Impact Compensation

The Compensation Committee, with input from the CEO, establishes target compensation for our NEOs at the beginning of each performance period. Actual pay varies above or below the target based on individual, organizational, and stock performance. Because a substantial portion of each NEO’s compensation is in the form of equity, our NEO’s actual compensation aligns closely with changes in the stock price. We employ several quantitative criteria to assess the performance of our NEOs. Our objectives include achieving the EPS and ROE targets, achieving favorable TSR relative to our peers,

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

reducing our costs per customer, improving customer satisfaction, improving our response time to natural gas emergency calls, and improving reliability of service. The charts below illustrate the relationship between our 2017 financial performance targets and our actual performance.

Recent Performance Results: Select Annual Incentive Plan Metrics

Recent Performance Results: Long-Term Incentive Plan Metrics

28	Avista

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Chief Executive Officer: 2017 Target Compensation vs. Realized Compensation

The chart below illustrates the relationship between our 2017 performance and our CEO’s 2017 compensation.

*	The target amount shown for our CEO’s RSUs represent the grant date fair value of the portion of the 2015, 2016 and 2017 awards that could have vested if the 2017 ROE performance condition was met. The target amount for the CEO’s performance shares represent the aggregate grant date fair value of the 2015 awards that could have vested if the TSR and the three-year cumulative EPS performance conditions were met for the 2015-2017 performance period. The amount shown as the actual compensation realized by our CEO for 2017 includes his base salary, the actual annual cash incentive plan amount paid in early 2018 for 2017 performance, the value, as of the vesting date, of the RSUs that vested in early 2018 for 2017 performance, and the actual value, as of the vesting date, of the performance shares that were realized for the 2015-2017 performance period. In each case, the value of vested RSUs and performance share units (“PSUs”) includes dividends.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Governance Practices

The Company highly values strong compensation governance practices. We believe our executive compensation practices align with our corporate values and provide a foundation for success. The governance practices that we employ, and those that we avoid, include:

Practices We Employ	Practices We Avoid

•    Pay is closely aligned to performance

•    Undue risk is mitigated (see Risk Mitigation Overview on page 31)

•    Stock ownership guidelines consistent with market practices are in place

•    A recoupment (i.e., clawback) policy is in place

•    Change-in-Control (“CIC”) severance requires a double trigger

•    Compensation Committee reviews NEO tally sheets annually

•    Compensation Committee is composed entirely of independent directors

•    Compensation Committee engages an independent compensation consultant

•    Compensation Committee regularly has executive sessions without management present

•    We do not provide perquisites

•    We do not permit hedging or short sales of company stock

•    We do not permit pledging of company stock

•    We do not pay dividends or dividend equivalents on performance awards or RSUs until the awards are earned

•    We eliminated excise tax gross-ups for all new executives after November 13, 2009

•    We no longer offer additional Supplemental Executive Retirement Plan (“SERP”) service credits as a recruitment tool for hiring executives

2017 Say on Pay Advisory Vote

At the May 2017 Annual Meeting, shareholders expressed substantial support for the compensation of our NEOs, with approximately 97% of the votes cast for the Say on Pay advisory resolution approving our executive compensation, an even higher percentage of support than the previous year. We view this outcome as a signal of strong shareholder support for our executive compensation philosophy, policies and practices. In addition to considering the Say on Pay advisory vote, our Senior Vice President and CHRO and Senior Vice President, General Counsel, Corporate Secretary and CCO proactively solicit input from shareholders regarding our governance and executive compensation programs. We believe this outreach to shareholders, together with our shareholders’ ability to contact us at any time to express specific views on executive compensation, fosters open dialogue to assure we maintain the consistency and credibility of the program.

Following the 2017 Annual Meeting, we discussed our overall approach to executive compensation and governance and took into consideration feedback we received from meetings with various shareholders. Based on the feedback received and the results of the Say on Pay advisory vote, we did not make any significant changes during 2017 to our overall approach to executive compensation and governance.

Decision Making Process

Role of the Compensation Committee

The Compensation Committee makes all compensation decisions regarding our CEO, our other NEOs and other executive officers, including the level of cash compensation and equity awards. Our CEO annually reviews each executive officer’s performance ratings from his or her direct manager and presents the ratings to the Compensation Committee for its consideration with respect to salary adjustments, annual incentive opportunity and annual equity award amounts.

Role of the Compensation Consultant

The Compensation Committee selects and retains an independent compensation consultant to support its oversight of our executive compensation programs. For 2017, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant. Meridian provides the Compensation Committee consulting services solely relating to executive compensation and governance matters. In accordance with NYSE rules, the Compensation Committee determined that Meridian is independent and, further, that there were no conflicts of interest.

30	Avista

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

A representative of Meridian attended Compensation Committee meetings in 2017 and advised the Compensation Committee on the principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to our executive officers.

The Compensation Committee determines the work to be performed by Meridian. Meridian works with our Senior Vice President and CHRO and her staff to gather data required in preparing Meridian’s analyses for Compensation Committee review. Meridian provides services or advice to management only to the extent requested by the Compensation Committee.

Meridian interacts with management to gather information and obtain recommendations, but the Compensation Committee Chair determines if and when Meridian’s advice and materials can be shared with management. When important pay decisions are made, Meridian provides advice to the Compensation Committee in an executive session without Company management present. This approach ensures the Compensation Committee receives objective advice from Meridian so that the Compensation Committee can make independent decisions about executive pay.

Role of Management

Meridian advises the Compensation Committee as to the amount and form of executive compensation for all executive officers including our CEO, and our CEO also provides input on the recommendations to the Compensation Committee with respect to the compensation of all of our executive officers (other than the CEO).

At the request of the Compensation Committee, both the Senior Vice President/CHRO and our CEO regularly attend Compensation Committee meetings, excluding the executive sessions during which their respective compensation and other matters are discussed.

Risk Mitigation Overview

The Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In establishing pay practices for the Company, the Compensation Committee’s goal is to design a compensation structure that does not encourage inappropriate risk-taking by employees or executive officers. The following features of the compensation structure reflect this approach:

•	Short and long-term incentive payments are capped;

•	Annual cash incentive design balances key performance metrics that are focused on financial results and system sustainability over time;

•	The total compensation program does not guarantee bonuses and has multiple financial and non-financial performance measures;

•	The Compensation Committee reviews both short-term and long-term financial scenarios to ensure the plan design does not encourage executives to take excessive risks but also does not discourage appropriate risks;

•	Stock ownership guidelines are in place to strengthen the alignment of the financial interests of executives with those of shareholders;

•	Officers are prohibited from engaging in short-sales, pledging, or hedging the economic interest in their Company shares; and

•	The Company maintains a formal recoupment (i.e., clawback) policy.

Elements of Compensation

Compensation Philosophy and Objectives

The Compensation Committee approves and implements a compensation program that focuses executives on the achievement of specific annual, long-term, and strategic goals that align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The Compensation Committee believes that the overall compensation of our senior executives should be weighted toward variable performance-based compensation. A significant portion of compensation is linked with goals related to specific items of corporate performance that are likely to produce long-term shareholder and customer value.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The charts below show the portion of target compensation that is variable and therefore is “at risk” for our CEO and the average for our other NEOs. Variable compensation includes: annual incentives, RSUs and performance shares. The charts also show the portion of target compensation for our CEO and the average target compensation for our other NEOs that is directly linked to share value, including RSUs and performance shares.

CEO TARGET MIX	OTHER NEO

Competitive Analysis and Peer Group

The Compensation Committee believes it is important to provide a compensation structure that is competitive with compensation paid to comparable executives of companies within the energy/utility industry to ensure the Company attracts and retains quality employees in key positions to lead the Company. To achieve this objective, the Compensation Committee works with Meridian to conduct an annual competitive review of its total compensation program for our CEO and other NEOs. Through the review process, the Compensation Committee generally targets overall total compensation levels (base, short-term incentive and long-term incentives) within the range that is 15% above or below the median of the peer group. Pay components for an NEO may be higher or lower than the median depending on an individual’s role, responsibilities, and performance within the Company. The Compensation Committee believes this target positioning is effective to attract and retain our executives.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The Compensation Committee annually compares each element of NEO total compensation against a peer group of publicly-traded companies within the energy/utility industry of similar revenue size and market capitalization. For 2017, our NEO compensation was compared with market data, as disclosed in proxy statements, from a customized group of utilities (“Proxy Peer Group”). This group is designed to be representative of the Company’s business, size and competitive market for talent. All market data from the Proxy Peer Group was gathered from publicly available sources, including proxy statements, Form 8-Ks, and Form 4s. The use of publicly disclosed data allows the Company to maintain a consistent peer group without being restricted by private survey participation, which varies year to year. For the Proxy Peer Group in 2017, the Compensation Committee used nineteen companies from the S&P 400 Mid-Cap Utilities Index. The index group can change slightly from year to year due to changes in company size and weightings determined by S&P. There were three changes from the index group used in 2016. The median revenues and market capitalization of the Proxy Peer Group were $2.5 billion and $4.4 billion, respectively. This compares with Avista’s revenues of $1.5 billion and market capitalization of $2.7 billion. The companies comprising the Proxy Peer Group were:

Alliant Energy Corporation	IDACORP, Inc.	Talen Energy Corporation
Aqua America, Inc.	MDU Resources Group, Inc.	UGI Corporation
Atmos Energy Corporation	National Fuel Gas Company	Vectren Corporation
Black Hills Corporation	New Jersey Resources Corporation	Westar Energy, Inc.
Cleco Corporation	OGE Energy Corporation	WGL Holdings, Inc.
Great Plains Energy, Inc.	ONE Gas, Inc.
Hawaiian Electric Industries, Inc.	PNM Resources, Inc.

As in prior years, for 2017 the Compensation Committee also used the Willis Towers Watson Energy Services Executive Compensation database for additional compensation data on comparable diversified energy companies with revenues between $1 billion and $3 billion and with median revenues of $1.6 billion. The advantage of also considering survey information is that it provides competitive data for all of our executive officer positions. The Compensation Committee uses all of these sources of data to help it make informed decisions about market compensation practices.

Performance Management

The Compensation Committee believes in aligning pay with performance. To help accomplish that alignment, all executives receive annual performance reviews conducted by their direct manager, and the Compensation Committee reviews each NEO’s performance ratings. For each NEO, the Compensation Committee also reviews the results of the Company’s 360-degree survey, which is a standardized performance survey conducted periodically on multiple leadership performance categories that includes feedback from peers within the Company, direct reports, and the NEO’s direct manager.

At the beginning of each calendar year, the Compensation Committee asks our CEO to develop specific performance targets and goals for his role based on strategic goals set by the Board. The Compensation Committee reviews and approves our CEO’s goals at its annual February meeting and presents those goals to the full Board for its information and review. The Compensation Committee quarterly reviews our CEO’s performance relative to his targets and provides quarterly status updates to the full Board. At the end of the year, the Compensation Committee reviews our CEO’s year-end results as part of its overall CEO annual performance review process.

Base Salary

Our NEOs are provided with an annual base salary to compensate them for services rendered during the year. The Compensation Committee reviews the base salary of all executive officers at least annually. The factors that influence the Compensation Committee’s decisions in setting the annual base salary for our NEOs include the market data provided by its consultant and each NEO’s job complexity, experience and breadth of knowledge in the utility and diversified energy industry. The Compensation Committee also considers each NEO’s responsibilities, which may include electric and natural gas utility operations, as well as subsidiary operations, and recognizes that the Company operates in several states, which requires quality relationships and interaction with multiple regulatory agencies.

2017 Base Salaries

In addition to considering the factors noted above, the Compensation Committee also reviews performance results from the prior year to determine how our CEO performed against specific targets and operational goals established at the beginning of

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

the prior year. Our CEO’s annual performance goals for 2016 were generally related to strategic planning, financial performance, safety targets, diversified energy resource management, regulatory and legislative matters, succession planning, governance and customer value delivery. When reviewing the CEO’s base salary for 2017, the Compensation Committee agreed that our CEO had met the established goals for 2016 performance.

The Compensation Committee also reviewed performance ratings of each of the other NEOs to determine appropriate adjustments in base salary. The Compensation Committee noted that the market data provided by Meridian showed that the base salary for one of our NEOs, Karen Feltes, was below the market median and accordingly she received a slightly greater increase than the other NEOs. After the adjustments shown below, base salaries generally are within the range that is 15% above or below the median of the Proxy Peer Group. The table below outlines the changes to base salary in 2017 for our NEOs.

	2016 Salary	% Increase	2017 Salary
S. L. Morris	$800,000	2.5%	$820,000
M. T. Thies	$412,080	2.0%	$420,200
D. P. Vermillion	$400,000	2.0%	$408,000
M. M. Durkin	$357,000	2.0%	$364,000
K. S. Feltes	$325,000	9.2%	$355,000

2017 Executive Officer Annual Cash Incentive

The 2017 Executive Officer Annual Cash Incentive Plan (the “Cash Incentive Plan”) was designed to align the interests of our NEOs and senior management with both shareholder and customer interests to achieve overall positive financial and operational performance for the Company. The Cash Incentive Plan reflects these goals by having 60% of the total incentive opportunity tied to Consolidated EPS and the remaining 40% tied to key components of utility operation. Each metric is independent, which allows the Cash Incentive Plan to pay a portion of the award upon the attainment of one goal even if the other goals are not met.

The Cash Incentive Plan’s performance metrics are based on factors that are essential for the long-term success of the Company, and, with the exception of the EPS goal, are identical to performance metrics used in the Company’s annual cash incentive plan for non-executive employees. The Compensation Committee believes that having similar metrics for both the Cash Incentive Plan and the non-executive plan encourages employees at all levels of the Company to focus on common objectives.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following chart shows the Cash Incentive Plan performance goals for each performance metric, the weighting of each metric, and the 2017 actual results of each metric.

Metric	Weighting	Threshold	Target	Exceeds	Actual	2017 Results
Earnings Components
Consolidated EPS*	60%	$2.05	$2.15	$2.25	$2.12	Met 81.8%
Payout can vary 0%-167% based on performance level.

Utility Operations Components
Cost Per Customer*	20%	$396.07	$393.76	$385.25	$382.20	Met 150%
The Operating and Maintenance (O&M) cost is directly related to maintaining reliable, cost-effective service levels. Payouts can vary 0%-150% based on performance level.

Customer Satisfaction Rating	8%	NA	90%	NA	94%	Met 100%

This rating is derived from a Voice of the Customer survey conducted each quarter by an independent agency. The survey is used to track satisfaction levels of customers that have had recent contact with our call center or service center. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

Reliability Index	8%	NA	1.00	NA	0.97	Not Met

This measure is derived from the combination of three indices that track average restoration time for sustained outages, average number of sustained outages per customer, and percent of customers experiencing more than three sustained outages during the year. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

Response Time	4%	NA	<55	NA	40	Met 100%
This measures how quickly the Company responds to dispatched natural gas emergency calls. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.
Footnote:
*	Payout levels are interpolated on a straight-line basis for results between the threshold performance level and the maximum level.

The Compensation Committee sets target goals for these performance metrics that are rigorous, but reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve given historical performance and the Company’s forecasted results at the time the performance metrics were approved. Over the last ten years, the actual performance results of the Plans have averaged 101% of target and ranged from a low of 41% of target to a high of 150% of target as shown in the chart below.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

2017 Executive Officer Annual Cash Incentive Target Award Opportunity

Individual annual cash incentive awards are set as a percentage of base salary. The Compensation Committee compares annual cash incentive opportunity levels against the Proxy Peer Group. As discussed previously, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives and long-term incentives within a range of 15% above or below the market median. For 2017, the Compensation Committee maintained the target opportunity of 100% of base salary for the CEO and the target opportunity of 60% of base salary for each NEO, which aligns with the range of 15% above or below the market median. The actual total amounts paid could increase (up to 150% of target) or decrease (as low as 0% of target) depending on the Company’s actual performance.

2017 Results for the Executive Officer’s Annual Cash Incentive Plan

After the end of the year, the Compensation Committee assesses the performance of the Company against each Plan objective, comparing the actual year-end results to the pre-determined threshold, target, and exceeds levels for each objective, and an overall percentage amount for meeting the objectives is calculated and audited. The results also are reviewed by the Finance Committee.

Based on this review, at its February 2018 meeting, the Compensation Committee determined that the Company fell slightly below the target performance level for Consolidated EPS. The Company exceeded the target performance level for O&M Cost Per Customer and met the targets for two of the three non-financial metrics: customer satisfaction and response time. The Company fell below the target performance level for reliability. The actual performance result of the 2017 executive officer’s annual cash incentive plan was 91.1% of target. As a result, and at the same meeting, the Compensation Committee authorized payment of cash incentives equal to 91.1% of base salary (91.1% of 100%) for our CEO, and 54.6% of base salary (91.1% of 60%) for all other NEOs.

Long-Term Equity Compensation

The Compensation Committee believes that equity-based compensation is the most effective way to create a long-term link between shareholder returns and the compensation provided to NEOs and other key management. This program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and designated key employees to maintain ownership in the Company through grants of Company stock that can be earned based on either service or performance, and sometimes both, over a three-year cycle. Through the use of long-term performance awards and RSUs, the Company can compensate executives for sustained increases in the Company’s stock performance, as well as long-term growth relative to its peer group for the relevant cycle.

The Company’s current Long-Term Incentive Plan (“LTIP”) authorizes various types of equity awards. As with all the components of executive compensation, the Compensation Committee determines all material aspects of the long-term incentive awards—who receives an award, the form of the award, the amount of the award, the timing of the award, as well as any other aspect of the award it may deem material. For 2017, our program continued to be heavily weighted toward “performance-based” equity awards, 75% of the value being granted in the form of performance shares and 25% being granted in the form of RSUs that vest based on continued service.

When deciding grant amounts, the Compensation Committee considers competitive market data and which executives have the greatest ability to influence overall Company performance. In addition, and as previously discussed, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives and long-term incentives within a range of 15% above or below the median of the Proxy Peer Group.

Awards are generally granted each year at the February Compensation Committee meeting and the granting of awards is not coordinated with the release of material non-public information.

Performance-Based Equity Awards

Our performance-based equity awards are designed to provide a direct link to the long-term interests of shareholders by assuring that shares will be paid only if the Company attains specified performance levels. In 2017, as in 2016, 50% of the awards were contingent on TSR relative to our peers and 25% was measured by our cumulative EPS (“CEPS”) over a three-year period. In 2017, the Compensation Committee considered market data provided by Meridian regarding the total

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

compensation levels for our CEO and all other NEO’s to the market median of the Proxy Peer Group. No adjustments were made to the target number of performance shares granted to our NEOs in keeping with the Company’s stated pay philosophy.

The peer group for TSR performance purposes consists of all companies comprising the S&P 400 Mid-Cap Utilities Index, as discussed previously, as of January 1 in the first year of the three-year performance cycle. Throughout the course of the performance cycle, companies may be added or dropped from the index by S&P due to mergers or other activities. At the end of the cycle, new companies that were added to the index are included in the rankings as if they had been in the ranking from the beginning, provided there is sufficient trading history to include them in the final calculation. When a company is dropped from the index, everything related to the company is excluded as if it were never in the index. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s percentile rate-of-return ranking compared to that of the companies in the S&P 400 Mid-Cap Utilities Index, and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s relative TSR over the three-year performance period is below the threshold performance required to earn the award, then the accumulated dividends are forfeited as well.

The second performance metric, CEPS, aligns with current competitive practices within the peer group based on market data provided by the Compensation Committee’s consultant. Each year the Compensation Committee reviews and establishes a threshold, target, and maximum performance level for CEPS. The Compensation Committee seeks to establish performance levels that assure the goals are realistic enough to be achievable yet difficult enough to incentivize outstanding performance. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s earnings, and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s CEPS over the three-year performance period is below the threshold performance required to earn the award, then the accumulated dividends are forfeited as well.

Range of Award Opportunity for Performance Shares

Each year, the Compensation Committee approves a grant to each NEO of a target number of performance shares that vest over a three-year performance cycle based on achieving pre-determined performance goals. The number of performance shares that may be earned at the end of the cycle can range from 0% to 200% of the target number of performance shares granted, depending upon the level of performance.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Individual grant amounts are set at the beginning of each year. The Compensation Committee compares long-term incentive opportunity levels against the Proxy Peer Group. As discussed previously, the Compensation Committee targets overall total compensation levels that include base salaries, short-term incentives and long-term incentives within a range of 15% above or below the market median. The table below shows the changes made to the target number of performance share grants in 2017 for the 2017 through 2019 performance period for our NEOs. As discussed previously, no adjustments were made to the number of performance shares granted to our NEOs.

	2016 Grant(#)	% Change	2017 Grant(#)
S. L. Morris	39,845	0%	39,845
M. T. Thies	12,665	0%	12,665
D. P. Vermillion	12,900	0%	12,900
M. M. Durkin	9,895	0%	9,895
K. S. Feltes	9,895	0%	9,895

Two-thirds of the awards are contingent on TSR relative to our peers and one-third is measured by our CEPS over a three-year period. The table below outlines the target number of performance share grants in 2017 split between the two performance metrics.

	Relative TSR	Cumulative EPS	2017 Grant(#)
S. L. Morris	26,565	13,280	39,845
M. T. Thies	8,445	4,220	12,665
D. P. Vermillion	8,600	4,300	12,900
M. M. Durkin	6,595	3,300	9,895
K. S. Feltes	6,595	3,300	9,895

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following graphs represent the relationship between the Company’s performance targets and the award opportunity.

2015-2017 Performance Shares Settlement

For performance shares linked to the Company’s TSR and granted in 2015 for the performance period ending December 31, 2017, the Compensation Committee held a special meeting on January 11, 2018, to review, certify, and settle the issuance of shares to executive officers. The Company’s TSR was 65% during the three-year performance cycle, which placed the Company at the 83rd percentile among the S&P 400 Mid-Cap Utilities Index. Based on these results, our CEO and our other NEOs earned 147% of the performance share awards granted in 2015. Accrued cash dividend equivalents were paid out on performance shares covered by the 2015 grant.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

For performance shares linked to the Company’s CEPS and granted in 2015 for the performance period ending December 31, 2017, the Compensation Committee reviewed, certified and settled the issuance of shares to executive officers at its February 2018 meeting. The Company’s CEPS grew less than 4.5% over the three-year performance period (compounded annually). Based on these results, our CEO and our other NEOs earned 77% of the performance share awards granted in 2015. Accrued cash dividend equivalents were paid out on performance shares covered by the 2015 grant.

	Realized Value Received
	Performance Share Awards
NEO	TSR #	CEPS #	Value	Dividend Equivalents	Total Realized Value
S. L. Morris	39,051	10,226	$2,527,931	$203,021	$2,730,952
M. T. Thies	12,415	3,250	$803,622	$64,540	$868,162
D. P. Vermillion	12,642	3,311	$818,395	$65,726	$884,121
M. M. Durkin	9,695	2,541	$627,709	$50,412	$678,122
K. S. Feltes	9,886	2,597	$640,373	$51,430	$691,803

Restricted Stock Units

The Company awards RSUs to improve retention and link compensation to the value of the Company common stock. For all NEOs and other executive officers other than our CEO, the vesting of RSUs is time-based, and the RSUs vest and shares are issued in three equal annual increments, provided the executive remains employed by the Company on the last day of each year of the three-year period. Dividend equivalents on time-based RSUs accrue and are paid in cash if and when the underlying RSUs vest. If the related RSUs are forfeited, the accrued cash dividends are also forfeited.

Individual grant amounts are set at the beginning of each year. The Compensation Committee compares long-term incentive opportunity levels against the Proxy Peer Group. As discussed previously, the Compensation Committee targets overall total compensation levels that include base salaries, short-term incentives and long-term incentives within a range of 15% above or below the market median. The table below shows the changes made to the target number of RSU grants in 2017 for the 2017 through 2019 vesting period for our NEOs. As discussed previously, no adjustments were made to the number of RSUs granted to our NEOs.

	2016 Grant(#)	% Change	2017 Grant(#)
S. L. Morris	13,280	0%	13,280
M. T. Thies	4,220	0%	4,220
D. P. Vermillion	4,300	0%	4,300
M. M. Durkin	3,300	0%	3,300
K. S. Feltes	3,300	0%	3,300

For our CEO, the RSUs vest and shares are issued in three equal annual increments provided our CEO remains employed by the Company on the last day of each year of the three-year period and the Company has attained the performance target. In order for any annual portion of our CEO’s RSUs to vest, the Company’s ROE for the year must exceed a hurdle rate equal to the Company’s weighted average cost of debt. Dividend equivalents accrue on the unvested RSUs and, if the performance target is met, the dividend equivalents are paid in cash at the same time that the underlying RSUs vest and are issued in shares. If the Company does not achieve the minimum ROE performance target for the year, no shares or dividend equivalents are earned by our CEO.

Using a weighted average cost of debt, the Compensation Committee determined early in 2017 that a 5.75% ROE hurdle rate was appropriate for 2017. For 2017, we achieved an ROE of 6.91% and the hurdle rate was met; therefore, one-third of our CEO’s RSUs granted during each of 2015, 2016 and 2017 vested and shares were issued along with the associated cash dividend equivalents.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following chart shows the value realized by our CEO because the Company achieved the 2017 hurdle rate and by our other NEOs for the RSUs that were vested and issued along with the associated cash dividend equivalents.

	Realized Value Received
	Restricted Stock Units			Total Realized Value
NEO	#	Value	Dividend Equivalents
S. L. Morris	13,280	$665,062	$37,979	$703,042
M. T. Thies	4,220	$217,330	$12,068	$229,398
D. P. Vermillion	4,300	$221,450	$12,297	$233,747
M. M. Durkin	3,300	$169,950	$9,438	$179,388
K. S. Feltes	3,324	$171,186	$9,472	$180,658

Perquisites

The Company does not provide any perquisites or personal benefits to our CEO or any other NEO.

Other Benefits

The majority of regular employees, including our NEOs, are eligible for the Company’s defined benefit plan, the Company’s 401(k) plan, health and dental coverage, Company-paid term life insurance, disability insurance, paid time off and paid holidays.

The Company’s retirement plan provides a traditional retirement benefit based on employees’ compensation and years of credited service. Earnings credited for retirement purposes represent the final average annual base salary of the employee for the highest 36 consecutive months during the last 120 months of service with the Company.

Supplemental Executive Retirement Plan

In addition to the Company’s retirement plan for all employees, the Company provides additional pension benefits through the SERP to the Company’s executive officers. Details of the SERP benefits and the amounts accrued by each NEO are found in the Pension Benefits section on page 50.

The Compensation Committee believes the pension plans and the SERP are an important part of our NEOs compensation. These plans are market competitive within the energy/utility industry and serve a critically important role in the retention of senior executives. The benefits increase each year these executives remain employed, thereby encouraging our most senior executives to remain employed and continue their work on behalf of shareholders.

Executive Deferred Compensation

The Company also maintains an Executive Deferred Compensation Plan (the “EDC Plan”). Each NEO may voluntarily participate in this EDC Plan on the same terms and conditions as all other eligible employees who reach a set compensation level. This EDC Plan is competitive in the market and provides eligible employees and executives with a tax-efficient savings method. Additional information about this EDC Plan, including 2016 contributions and year-end account balances, can be found in the Non-Qualified Deferred Compensation Plan table on page 51.

Company Self-Funded Death Benefit Plan

To provide death benefits to beneficiaries of executive officers who die during their term of office, the Company maintains an executive death benefit plan that will provide an executive officer’s designated beneficiary with a lump sum payment equal to twice the executive officer’s final annual base salary, payable within 30 days of the executive’s death. Prior to January 1, 2008, the plan continued to provide the death benefit to the beneficiaries of executives who died after retirement. Effective January 1, 2008, the post-retirement death benefit was eliminated for any individual who became an executive officer after that date. Individuals who were executive officers prior to January 1, 2008, including all of our NEOs, continue to be eligible for the post-retirement death benefit. For an officer who is eligible for the post-retirement death benefit, in the event of his or her death after retirement, the designated beneficiary will receive a lump sum equal to twice the retired executive officer’s total annual pension benefit. Death benefits are paid from the general assets of the Company. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or Change in Control (“CIC”) Tables starting on page 52.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Supplemental Executive Disability Plan

The Supplemental Executive Disability Plan provides benefits to the Company’s executive officers who become disabled during employment. The plan provides a benefit equal to 60% of the executive officer’s annual salary at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company’s Long-Term Disability Plan for employees, workers’ compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable until the earlier of the executive officer’s date of retirement or age 65. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or Change in Control Tables on page 52.

Change in Control and Severance Benefits

The Compensation Committee believes it is in the interest of shareholders to provide severance to our executive officers in the event of a CIC, thereby reducing the inherent conflict of our executive officers pursuing a transaction that may result in their personal job loss. No CIC agreements provide cash severance benefits in excess of three times base salary and bonus. The Company’s CIC agreements all have double triggers that provide for a severance payment only upon the occurrence of both a CIC and qualified termination.

Additional information regarding the CIC agreements, including definitions of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2017, due to a CIC, is found in the Potential Payment Upon Termination or Change in Control Tables on page 52.

CIC agreements entered into on or after November 13, 2009, do not provide for excise tax gross-ups. CIC agreements entered into before that date contain gross-ups, but the gross-up provisions have been modified to eliminate the gross-up payment if the golden parachute excise tax imposed by Code Sections 280G and 4999 could be avoided by reducing an executive’s total CIC payments (other than the gross-up) by 10% or less.

Internal Revenue Code Section 162(m) (“Code”)

Code Section 162(m) limits the tax deduction that a publicly held corporation may take with respect to annual compensation in excess of $1 million for any fiscal year paid to certain NEOs. For the periods before 2018, the $1 million limit did not apply to compensation that qualified as “performance-based” compensation, as defined by the Code. For taxable years beginning after 2017, the exception for “performance-based” compensation was repealed, and the 162(m) limitation on deductibility generally was expanded to include all NEOs. As a result, compensation in excess of $1 million on account of services after 2017 paid to the Named Executive Officers will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. When consistent with the Company’s compensation philosophy and objectives, the Compensation Committee structures its compensation plans so that the related compensation expense may be deductible for tax purposes. However, in light of the need to maintain flexibility in administering our executive compensation program and the recent changes in the tax law, the Compensation Committee retains discretion to recommend to the Board executive compensation that may not be deductible.

Compensation Governance Matters

Recoupment Policy

The Compensation Committee believes that if the Company is required to prepare an accounting restatement as a result of misconduct or a material error, incentive payouts based on the original results should be revised. Therefore, the Board has adopted a formal recoupment policy applicable to incentive compensation awards. The policy authorizes the Company to recover incentive payouts if those payouts are based on performance results that are subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts. If misconduct or material error results in a restatement of financial results, the Compensation Committee may recommend that the Board either require forfeiture of incentive awards or seek to recover appropriate portions of the executive officer’s compensation for the relevant period, in addition to other disciplinary actions that might be appropriate based on the circumstances. The Board, in its discretion, would determine when the need for a recoupment is triggered, to whom the recoupment would apply and the recoupment mechanism.

Stock Ownership Guidelines

The Board has implemented stock ownership guidelines for the Company’s executive officers. The guidelines require executive officers to own shares and achieve set ownership levels based on a formula designated as a multiple of salary within

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

a target timeframe of five years from their employment date or date of promotion, as described within the program guidelines. In previous years, the value for each executive’s ownership level was determined using the closing stock price as reported on the day on which the Compensation Committee held a special meeting to review, certify, and settle the issuance of shares to executives. In August 2016, the Compensation Committee changed the stock price used to value each executive’s ownership level to the average closing share price over the prior calendar year. This methodology aligns with current competitive practices within the peer group based on market data provided by the Compensation Committee’s consultant.

The objectives of our stock ownership guidelines are to:

•	Strengthen alignment of the executives’ financial interests with those of shareholders;

•	Enhance executive long-term perspective and focus on shareholder value growth;

•	Reinforce “pay at risk” philosophy and provide an additional basis for sharing in Company success or failure as reflected in shareholder returns; and

•	Align Company practice with corporate governance best practices.

The specific ownership targets and certain other components of the guidelines are as follows:

Requirement	Ownership Definition	Retention Requirement
• CEO—5 times salary • SVPs—2.5 times salary • VPs—1 times salary	• Direct holding and family holdings • Shares held in 401(k) • Shares held in Executive Deferred Compensation Account • Unvested time-based RSUs	Officers must retain 50% of the net shares received upon restricted stock release or issuance of performance shares earned until this required ownership level is achieved

Annually in February, the Compensation Committee reviews the ownership levels to assure adherence to the guidelines. In 2018, the Compensation Committee conducted its annual review to assess that each officer was at or moving toward the required ownership level for his or her position. Although several officers had not yet met the required ownership level, after review, the Compensation Committee determined that those officers were making appropriate progress toward the required level.

Anti-Hedging Policy

The anti-hedging policy in the Company’s insider trading policy expressly prohibits all directors, NEOs, and other officers from engaging in short-sales or pledging or hedging the economic interest in the Company shares they hold.

Pending Acquisition by Hydro One

In connection with the Agreement and Plan of Merger (the “merger agreement”) with Hydro One Limited (“Hydro One”), Olympus Holding Corp. (“US Parent”), an indirect, wholly owned subsidiary of Hydro One, and Olympus Corp., an indirect, wholly owned subsidiary of Hydro One (“Merger Sub”), the Company agreed that existing CIC agreements and certain outstanding equity awards, both as described above, would be modified if and when the merger is completed. The changes to these agreements and awards are described in “Pending Acquisition by Hydro One,” on page 58.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

Members of the Compensation & Organization Committee of the Board

John Taylor—Chair	Rebecca Klein	Scott Maw

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” relationships that SEC regulations or NYSE listing standards would require to be disclosed in this proxy statement.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table—2017

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
S. L. Morris	2017	$816,923		$1,731,049	$744,053	$935,739	$12,150	$4,239,914
Chairman & CEO	2016	$796,922		$1,878,223	$1,086,642	$723,970	$11,925	$4,497,682
	2015	$804,231		$1,945,304	$704,170	$176,319	$11,925	$3,641,949
M. T. Thies	2017	$418,952		$550,169	$228,949	$240,804	$16,200	$1,455,074
Sr. Vice President,	2016	$411,452		$596,958	$336,620	$186,415	$15,900	$1,547,345
CFO & Treasurer	2015	$421,769		$618,285	$221,576	$97,970	$15,900	$1,375,501
D. P. Vermillion	2017	$406,769		$560,462	$222,291	$632,042	$15,225	$1,836,789
President & ECO	2016	$396,384		$608,106	$324,293	$486,562	$15,000	$1,830,345
	2015	$387,520		$629,821	$203,583	$162,606	$14,850	$1,398,380
M. M. Durkin	2017	$362,923		$429,988	$198,330	$241,698	$12,150	$1,245,089
Sr. Vice President,	2016	$355,155		$466,520	$290,562	$213,817	$11,925	$1,337,979
General Counsel, Corporate Secretary & CCO	2015	$356,155		$483,169	$187,106	$144,278	$11,925	$1,182,633
K. S. Feltes	2017	$350,384		$429,988	$191,478	$334,800	$12,150	$1,318,800
Sr. Vice President &	2016	$322,846		$466,520	$264,130	$322,985	$11,925	$1,388,406
CHRO	2015	$320,845		$493,205	$168,556	$170,254	$11,925	$1,164,785
Footnotes:
(1)	Amounts earned in the applicable year; includes regular pay, paid time-off and holiday pay. Base Salary Earned in 2015 was higher due to an extra payroll period. The total amounts shown in this column also include any amounts that an NEO elected to defer in accordance with the Executive Deferred Compensation Plan (“EDC Plan”). See the “Non-Qualified Deferred Compensation Plan” table on page 51 for more information.
(2)	Values shown represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 “Compensation—Stock Compensation” for RSUs and performance share awards granted in each of the years reported. Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s audited financial statements for the year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC. In the case of performance share awards tied to TSR, the amounts reported in the Stock Awards column represent the aggregate grant date fair value of the target number of performance shares that may become vested if the applicable performance criteria are satisfied, and computed in accordance with ASC 718. The aggregate grant date fair value for the target number of performance shares was calculated by using a Monte Carlo simulation, which produces a probable value for the awards. All performance share awards vest at the end of the vesting term, however the number of shares delivered vary based upon the attained level of performance and may range from 0 to 2.0 times the target number of performance shares awarded. For the 2017 performance share grant, if the maximum level of performance is achieved and using the closing stock price of $51.49 as reported on December 29, 2017, to calculate the value and add the dividend equivalents using an annual amount of $1.43 per share as declared in 2017 multiplied by three years, then the value of the payouts would be: Mr. Morris $4,445,108; Mr. Thies $1,412,907; Mr. Vermillion $1,439,124; Ms. Durkin $1,103,886; and Ms. Feltes $1,103,886.
(3)	Amounts shown represent the annual short-term cash incentive awards paid in 2018 that were earned by our NEOs for 2017 performance in accordance with the 2017 Cash Incentive Plan.

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EXECUTIVE COMPENSATION TABLES

(4)	Any increase in the present value of the accrued pension benefit at normal retirement age (the earliest age at which retirement benefits may be received by the NEO without any reduction in benefits) for any NEO between December 31, 2016, and December 31, 2017, is reported in this column. All NEOs experienced an increase in the present value of their respective accrued pension benefits during 2017. The present value as of December 31, 2017, utilizes the RP2014 mortality table with generational projection for males and females and a 3.71% discount rate for the retirement plan and a 3.67% discount rate for the SERP. Differences in the present value from year to year are attributable to increases in final average pay, additional service, discount rates fluctuations and mortality assumptions. There were no above-market earnings for the Company’s EDC Plan.
(5)	Includes employer matching contributions under both the EDC Plan and the Investment and Employee Stock Ownership Plan (the “401(k) plan”). The Company makes matching contributions on behalf of all its employees who make regular contributions of their wages, salary, cash incentive, and overtime to the 401(k) plan during the plan year. The Company matching contribution to the 401(k) plan is equal to $0.75 for every $1.00 of regular employee contributions up to a maximum 6% of compensation for non-union employees hired prior to January 1, 2006. For non-union employees hired after that date, the Company matching contribution is equal to $1.00 for every $1.00 of regular employee contributions up to a maximum of 6% of compensation. The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed the maximum allowed by law. Amounts shown in the All Other Compensation column for 2017 include the following:

Name	EDC Plan Company Match	401(k) plan Company Match	Total All Other Compensation
S. L. Morris		$12,150	$12,150
M. T. Thies		$16,200	$16,200
D. P. Vermillion	$3,075	$12,150	$15,225
M. M. Durkin		$12,150	$12,150
K. S. Feltes		$12,150	$12,150

CEO Pay Ratio

The Compensation Committee reviewed a comparison of CEO total compensation to the total compensation of the median employee. The compensation for the CEO in 2017 was approximately 31 times the total compensation of our median employee.

We identified the median employee by first collecting pay records on all employees from all companies within the corporation including subsidiaries, 1,922 (full-time, part-time, seasonal, and temporary), who were employed by us on December 29, 2017. As is permitted under the SEC rules, to determine our median employee, we used a definition that was not annual total compensation, as shown in the 2017 Summary Compensation Table above, and instead chose “base pay rate”, which we then annualized it as if all employees worked full-time and worked all year for 2017. We identified 471 employees whose annualized base pay was within a +/-10% range of the median annualized base pay rate. Total cash compensation from 2017 was collected for each of the 471 employees to further narrow down the population. We believe the use of total cash compensation for this group of employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Less than three percent of our employees receive annual equity awards.

After identifying the median employee, we calculated annual total compensation for the employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table above. The annual total compensation for year 2017 for our CEO was $4,239,914 and $136,017 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2017 is 31 to 1. The foregoing pay ratio disclosure, including but not limited to any assumptions, adjustments, methodologies and existing internal records used to identify our median employee, is a reasonable estimate calculated in a manner consistent with SEC Item 402(u) of Regulation S-K.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards—2017

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
S. L. Morris
Annual Cash Award	02/02/17	$492,000	$820,000	$1,230,000
Performance Award(6)	02/02/17				10,626	26,565	53,130		$710,614
Performance Award	02/02/17				5,312	13,280	26,560		$510,218
Restricted Stock Units(4)	02/02/17					13,280	13,280		$510,218
M. T. Thies
Annual Cash Award	02/02/17	$151,272	$252,120	$378,180
Performance Award(6)	02/02/17				3,378	8,445	16,890		$225,904
Performance Award	02/02/17				1,688	4,220	8,440		$162,132
Restricted Stock Units	02/02/17							4,220	$162,132
D. P. Vermillion
Annual Cash Award	02/02/17	$146,880	$244,800	$367,200
Performance Award(6)	02/02/17				3,440	8,600	17,200		$230,050
Performance Award	02/02/17				1,720	4,300	8,600		$165,206
Restricted Stock Units	02/02/17							4,300	$165,206
M. M. Durkin
Annual Cash Award	02/02/17	$131,040	$218,400	$327,600
Performance Award(6)	02/02/17				2,638	6,595	13,190		$176,416
Performance Award	02/02/17				1,320	3,300	6,600		$126,786
Restricted Stock Units	02/02/17							3,300	$126,786
K. S. Feltes
Annual Cash Award	02/02/17	$127,800	$213,000	$319,500
Performance Award(6)	02/02/17				2,638	6,595	13,190		$176,416
Performance Award	02/02/17				1,320	3,300	6,600		$126,786
Restricted Stock Units	02/02/17							3,300	$126,786
Footnotes:
(1)	The grant date is the date the Compensation Committee and/or the Board approves the grant of performance share awards, RSUs or non-equity incentive awards.
(2)	Potential annual cash incentive awards granted to NEOs for 2017 performance in accordance with the 2017 Cash Incentive Plan. The amounts actually paid to our NEOs for 2017 performance appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See the CD&A for further explanation.
(3)	Performance share awards are granted under the LTIP and vest over a three-year period. The number of shares earned at the end of the three-year performance period depends on the level of performance achieved. See the CD&A for further explanation.
(4)	In 2017, Mr. Morris was awarded RSUs under the LTIP that vest over a three-year period. One-third of the shares vest and shares are issued on an annual basis, provided that Mr. Morris is employed on the last day of the year and the Company achieves the minimum annual ROE performance target established for that year. Dividend equivalents accrue on the unvested RSUs and, if the performance target is met, are paid in cash at the same time the underlying RSUs vest. Therefore, if the Company does not achieve the annual ROE performance target or if the CEO’s employment ends prior to the last day of the vesting period, no RSUs or dividend equivalents are earned or paid. See the CD&A for further explanation.

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(5)	In 2017, our NEOs, other than Mr. Morris, were awarded RSUs under the LTIP that vest over a three-year period. One-third of the shares vest and shares are issued on an annual basis, provided that the NEO is employed on the last day of the vesting period. Dividend equivalents accrue on the unvested RSUs and are paid in cash at the same time the underlying RSUs vest. Therefore, if an NEO’s employment ends prior to the last day of the vesting period, no RSUs or dividend equivalents are earned or paid.
(6)	The amounts shown for the grant date fair value of the target number of performance share awards tied to TSR were calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s audited financial statements for the year ended December 31, 2017, included in the Company’s Form 10-K filed with the SEC on February 21, 2018. The grant date fair value for the target number of performance shares tied to TSR was calculated using a Monte Carlo simulation to produce a probable value for the awards, which resulted in a fair value per share lower than the closing price per share on the grant date.

Employment Agreements

We currently do not have employment agreements with our NEOs, with the exception of Ms. Durkin and Mr. Thies. Please refer to the “Pension Benefits” Table on page 50 for a discussion of the provisions that relate to the grant of additional vesting service credit for pension purposes, and to the “Potential Payments upon Termination or Change in Control” discussion on page 51, for a discussion of the change in control provisions.

Outstanding Equity Awards at Year-End—2017(1)

Name	Date of Grant	Stock Awards
		Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(4)
S. L. Morris	02/04/2016			39,845	$4,103,238
S. L. Morris	02/04/2016			4,426	$227,895
S. L. Morris	02/02/2017			39,845	$4,103,238
S. L. Morris	02/02/2017			8,853	$455,841
M. T. Thies	02/04/2016			12,665	$1,304,242
M. T. Thies	02/04/2016	1,406	$72,395
M. T. Thies	02/02/2017			12,665	$1,304,242
M. T. Thies	02/02/2017	2,813	$144,841
D. P. Vermillion	02/04/2016			12,900	$1,328,442
D. P. Vermillion	02/04/2016	1,433	$73,785
D. P. Vermillion	02/02/2017			12,900	$1,328,442
D. P. Vermillion	02/02/2017	2,866	$147,570
M. M. Durkin	02/04/2016			9,895	$1,018,987
M. M. Durkin	02/04/2016	1,100	$56,639
M. M. Durkin	02/02/2017			9,895	$1,018,987
M. M. Durkin	02/02/2017	2,200	$113,278
K. S. Feltes	02/04/2016			9,895	$1,018,987
K. S. Feltes	02/04/2016	1,100	$56,639
K. S. Feltes	02/02/2017			9,895	$1,018,987
K. S. Feltes	02/02/2017	2,200	$113,278
Footnotes:
(1)	All of the 2015-2017 awards were settled at the end of 2017. Please see the “Stock Vested 2017” table for more information.

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(2)	Number of time-based RSUs that remain unvested as of December 29, 2017. (RSUs vest and shares are issuable over a three-year period, provided the NEO remains employed on the last day of each year of the vesting period.)
(3)	The market value of RSUs is based on the closing stock price ($51.49) as reported on December 29, 2017.
(4)	Performance share awards reflect the number of performance shares at the target performance level. The market value is based on the closing stock price ($51.49) as reported on December 29, 2017. The value for the 2016 performance share award is shown at the maximum level (200%) based on results (greater than target) for the first two years of the 2016-2018 performance period. The value for the 2017 performance share awards are shown at the maximum level (200%) based on results (greater than target) for the first year of the 2017-2019 performance period.

Stock Vested—2017

	Stock Awards(1)(2)
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
S. L. Morris	39,051	(1)	$2,176,703
S. L. Morris	10,226	(2)	$554,249
S. L. Morris	4,426	(4)	$227,983
S. L. Morris	4,427	(4)	$234,364
S. L. Morris	4,427	(4)	$240,695
M. T. Thies	12,415	(1)	$692,012
M. T. Thies	3,250	(2)	$176,150
M. T. Thies	1,406	(3)	$74,420
M. T. Thies	1,407	(3)	$76,483
M. T. Thies	1,407	(3)	$78,495
D. P. Vermillion	12,642	(1)	$704,665
D. P. Vermillion	3,311	(2)	$179,456
D. P. Vermillion	1,433	(3)	$75,849
D. P. Vermillion	1,433	(3)	$77,898
D. P. Vermillion	1,434	(3)	$80,000
M. M. Durkin	9,695	(1)	$540,399
M. M. Durkin	2,541	(2)	$137,722
M. M. Durkin	1,100	(3)	$58,223
M. M. Durkin	1,100	(3)	$59,796
M. M. Durkin	1,100	(3)	$61,369
K. S. Feltes	9,886	(1)	$551,046
K. S. Feltes	2,597	(2)	$140,757
K. S. Feltes	1,124	(3)	$59,493
K. S. Feltes	1,100	(3)	$59,796
K. S. Feltes	1,100	(3)	$61,369
Footnotes:
(1)	For the performance period ended December 31, 2017, our TSR placed us in the 83rd percentile of companies included in our peer group, which resulted in issuing 147% of the performance shares granted in 2015 for the 2015-2017 performance period and the related dividend equivalents. Value is based on the closing stock price ($51.62) as reported on January 11, 2018, the day the Compensation Committee certified that the performance target was met and the shares were issuable. Dividend equivalents were paid in cash at the same time the underlying performance shares vested.

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(2)	For the performance period ended December 31, 2017, our cumulative EPS grew more than 3.0% over the three-year performance period (compounded annually), which resulted in issuing 77% of the performance shares granted in 2015 for the 2015-2017 performance period and the related dividend equivalents. Value is based on the closing stock price ($50.08) as reported on February 1, 2018, the day the Compensation Committee certified that the performance target was met and the shares were issuable. Dividend equivalents were paid in cash at the same time the underlying performance shares vested.
(3)	Our NEOs were granted RSUs in 2015, 2016 and 2017, of which one-third vests each year if an NEO remains employed on December 31. Therefore, one-third of each grant vested. Our NEOs received the last one-third of their RSUs granted in 2015 and one-third of their RSUs granted in 2016 and 2017. Value is based on the closing stock price ($51.50) as reported on January 2, 2018, the day on which the shares were issuable to the recipient. Dividend equivalents were paid in cash at the same time the underlying RSUs vested.
(4)	Mr. Morris was granted RSUs in 2015, 2016 and 2017, of which one-third vests each year based on his continued employment on December 31 and the Company achieving the minimum ROE performance target. The 2017 performance target for the portion of the 2015, 2016 and 2017 RSUs that could vest at the end of 2017 was 5.75%. During 2017, we achieved an ROE of 6.91%, which exceeded the target and resulted in vesting of one-third of each of the three grants. Value is based on the closing stock price ($50.08) as reported on February 1, 2018, the day the Compensation Committee certified that the performance target was met and the shares were issuable. Dividend equivalents were paid in cash at the same time the underlying RSUs vested.

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EXECUTIVE COMPENSATION TABLES

Pension Benefits—2017

The table below reflects benefits accrued under the Retirement Plan for Employees and the two SERPs (for purposes of the discussion below, we refer to both the pre-2005 SERP and the post-2004 SERP as the “SERP”) for our NEOs. The Company’s Retirement Plan for Employees provides a retirement benefit based upon employees’ compensation and years of credited service. The retirement benefit under the Retirement Plan is based on a participant’s final average annual base salary for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for our NEOs is the amount under “Salary” in the Summary Compensation Table.

The SERP provides additional pension benefits to executive officers of the Company, who have attained the age of 55 and a minimum of 15 years of vesting service with the Company. The SERP is intended to provide benefits to executive officers whose pension benefits under the Company’s Retirement Plan are reduced due to the application of limitations on qualified plans under the Code and the deferral of salary pursuant to the EDC Plan. When combined with the Retirement Plan, the SERP will provide benefits to executive officers, other than our CEO, who retire at age 62 or older, of 2.5% of the final average annual base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. When combined with the Retirement Plan, the SERP will provide higher benefits to our CEO, if he retires on or after age 65, of 3% of final average base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. Benefits will be reduced for executives who retire before age 62. Reductions are either 4% or 5% for each year of retirement before age 62 as prescribed in the Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Year ($)
S. L. Morris	Retirement Plan	36.17	$2,237,722	$0
	SERP—pre 2005(2)	23.17	$199,503	$0
	SERP 2005+(3)	30.00	$6,083,866	$0
M. T. Thies(4)	Retirement Plan	9.25	$338,510	$0
	SERP—pre 2005(2)	NA	NA	$0
	SERP 2005+(3)	9.25	$717,397	$0
D. P. Vermillion	Retirement Plan	29.83	$1,799,663	$0
	SERP—pre 2005(2)	16.83	$250,826	$0
	SERP 2005+(3)	29.83	$1,675,910	$0
M. M. Durkin(5)	Retirement Plan	12.42	$691,525	$0
	SERP—pre 2005(2)	NA	NA	$0
	SERP 2005+(3)	12.42	$843,786	$0
K. S. Feltes	Retirement Plan	19.67	$1,217,871	$0
	SERP—pre 2005(2)	6.67	0	$0
	SERP 2005+(3)	19.67	$1,164,925	$0
Footnotes:
(1)	SERP participants are limited to a maximum of 30 years of credited service under the SERP no matter how many years of service they actually have with the Company. Mr. Morris’ credit service under the SERP 2005+ Plan has reached the maximum of 30 years. This column represents number of years of benefit service.
(2)(3)	Effective January 1, 2005, the SERP was modified to comply with requirements of Code Section 409A. This plan is noted as SERP 2005+. The plan prior to this date, SERP pre-2005, is grandfathered and is not subject to Code Section 409A. SERP pre-2005 benefits were frozen as of December 31, 2004.
(4)	After ten years, Mr. Thies will receive a “two for one” credit for vesting service only for each completed year of full-time service from year ten through year 12 (employment service). His ten-year employment anniversary triggers commencement of the additional vesting service credit. There is no “two for one” credit prior to completion of his tenth year of employment or after completion of his twelfth year of employment.
(5)	After five years, Ms. Durkin received a “two for one” credit for vesting service only for each completed year of full-time service from year six through year ten (employment service). Since Ms. Durkin has completed her tenth year of employment, her vesting credit will now accumulate year-for-year based on actual service for any future years.

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EXECUTIVE COMPENSATION TABLES

Non-Qualified Deferred Compensation Plan—2017

The following table shows the non-qualified deferred compensation activity for our NEOs accrued through December 31, 2017:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year (Company Match) ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
S. L. Morris	$0	$0	$136,000	$0	$652,425
D. P. Vermillion	$2,000	$3,075	$292,211	$0	$2,056,661
Footnotes:
(1)	Eligible employees may elect to defer up to 75% of their base annual salary and up to 100% of their annual bonus. This column represents deferrals of this compensation during the last year. See the Summary Compensation Table on page 44 for further explanation.
(2)	The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed up to the limit set forth in Code Section 402(g) for the plan year. See “All Other Compensation” column of the Summary Compensation Table for further explanation.
(3)	Earnings reflect the market returns of the NEO’s respective investment allocations. The earnings accrued for deferred compensation are determined by actual earnings of Avista common stock and selected mutual funds. None of the earnings are included as compensation on the Summary Compensation Table since none are above market earnings. The Compensation Committee selects the mutual funds that are available for investment under the EDC Plan, and the participants may allocate their accounts among these investments, including Avista common stock.

Potential Payment Upon Termination or Change in Control

The Company has CIC agreements with all of our NEOs. The cash components are paid in a lump sum and are based on a multiple of base salary. No CIC agreement exceeds three times base salary and bonus. The CIC agreements all have double triggers that provide for a severance payment only upon the occurrence of both a CIC and an adverse impact on an NEO’s employment.

Specifically, an NEO receives payments only if, in connection with a CIC, the executive officer’s employment is terminated involuntarily by the Company or voluntarily by the officer for good reason. Good reason includes assignment of any duties inconsistent with the executive officer’s position, authority, duties or responsibilities or any other action that results in a material diminution in such position, authority, duties or responsibilities or material diminution in the executive’s base annual salary, or requiring the executive officer to be based at any location over 50 miles from the location the executive officer was assigned to preceding the CIC.

The agreements also provide compensation and benefits to our NEOs during employment following a CIC of the Company. Pursuant to the terms of the agreements, during the three (for our NEOs other than Mr. Vermillion) or two years (for Mr. Vermillion) following a CIC of the Company, an NEO will receive an annual base salary equal to at least 12 times the highest monthly base salary paid to such executive officer in the 12 months preceding the CIC. In addition, each NEO will receive an annual bonus at least equal to such executive officer’s highest bonus paid by the Company under the Company’s Annual Cash Incentive Plan during the three years preceding the CIC (the “Recent Annual Bonus”).

If employment is terminated by the Company without cause or by such executive officer for good reason during the first three years after a CIC, the executive officer will receive a payment equal to the sum of: (i) the earned but unpaid base salary due to such executive officer as of the date of termination; (ii) a proportionate annual bonus due to such executive officer for the portion of the year worked prior to the termination, based on the higher of the Recent Annual Bonus and the NEO’s annual bonus for the last year (the “Highest Annual Bonus”); and (iii) a lump sum payment equal to two or three times (depending on the officer’s level) the sum of the NEO’s annual base salary and the Highest Annual Bonus plus an amount equal to the 2014 bonus (paid in 2015) for four of our NEOs, including our CEO, and 2016 bonus (paid in 2017) for one of our NEOs. For all new CIC agreements entered into on or after November 11, 2010, “Highest Annual Bonus” has been changed to “target bonus.” The NEO will also receive all unpaid vacation pay, may continue to receive employee welfare benefits for a two-year period from the date of termination, and may receive outplacement assistance.

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In November 2009, the Board eliminated the excise tax gross-up benefit for all new CIC agreements entered into on or after November 13, 2009. Agreements in effect on that date have since been modified to provide that if payments (other than the gross-up payment) to the NEO do not exceed 110% of the maximum amount the NEO could receive without triggering the excise tax, the payments to such executive officer will be reduced to that maximum amount and such executive officer will not receive a gross-up payment.

The excise tax amount in the tables below is based on the Company’s estimate of the individual’s liabilities under Code Sections 280G and 4999, assuming the NEO was terminated in connection with a CIC on December 31, 2017, and that the payments could not be reduced in accordance with the change described above.

If employment terminates for any reason other than for retirement, death or disability during a performance cycle, all performance-based awards are forfeited. If employment terminates due to retirement, death or disability, the payment amount is still determined at the end of the three-year performance cycle and is prorated based on the number of months of active service during the cycle. If employment terminates in connection with a CIC, RSUs are fully accelerated and performance shares have prorated acceleration based on target performance. Payments required by these agreements, as well as payments provided by the other Company compensation arrangements described above, are summarized in the tables below.

See “Pending Acquisition by Hydro One” on page 58 for information regarding certain changes to the CIC agreements and equity awards that will be effective upon consummation of the acquisition of the Company by Hydro One.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Scott L. Morris
Chairman & CEO
Compensation Components
Severance(2)	$6,942,568	$0	$0	$0	$0	$0
Value of Accelerated Equity(3)	$4,810,865	$0	$4,431,869	$4,431,869	$4,431,869	$0
Retiree Medical(4)	$0	$0	$0	$0	$0	$0
Health Benefits(5)	$32,020	$0	$0	$0	$0	$0
Death Benefit(6)	$0	$0	$0	$1,640,000	$0	$0
Supplemental Disability Benefit(7)	$0	$0	$0	$0	$1,970,061	$0
Section 280G Tax Gross-Up	$3,918,509	$0	$0	$0	$0	$0

Total	$15,703,962	$0	$4,431,869	$6,071,869	$6,401,930	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2017, and a stock price of $51.49, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus over the last fiscal years (2014 bonus, paid in 2015) prorated for the current fiscal year (($820,000+$1,120,642)×3)+$1,120,642.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2016 and 2017) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

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(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Mr. Morris would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2017.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.67% and the RP2014 mortality table with modified MP-2017 generational projection for males and females.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Mark T. Thies
Senior Vice President, CFO & Treasurer
Compensation Components
Severance(2)	$2,687,824	$0	$0	$0	$0	$0
Value of Accelerated Equity(3)	$1,529,105	$0	$1,408,671	$1,408,671	$1,408,671	$0
Retiree Medical(4)	$0	$0	$0	$0	$0	$0
Health Benefits(5)	$43,260	$0	$0	$0	$0	$0
Death Benefit(6)	$0	$0	$0	$840,000	$0	$0
Supplemental Disability Benefit(7)	$0	$0	$0	$0	$1,333,172	$0
Section 280G Tax Gross-Up	$1,452,180	$0	$0	$0	$0	$0

Total	$5,712,369	$0	$1,408,671	$2,249,071	$2,741,843	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2017, and a stock price of $51.49, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus over the last three fiscal years (2014 bonus, paid in 2015) prorated for the current fiscal year (($420,200+$356,806)×3)+$356,806.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2016 and 2017) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Mr. Thies would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2017.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.

Avista	53

EXECUTIVE COMPENSATION TABLES

(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.67% and the RP2014 mortality table with modified MP-2017 generational projection for males and females.

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Dennis P. Vermillion
President & ECO
Compensation Components
Severance(2)	$1,788,879	$0	$0	$0	$0	$0
Value of Accelerated Equity(3)	$1,557,568	$0	$1,434,851	$1,434,851	$1,434,851	$0
Retiree Medical(4)	$0	$0	$0	$0	$0	$0
Health Benefits(5)	$43,260	$0	$0	$0	$0	$0
Death Benefit(6)	$0	$0	$0	$816,000	$0	$0
Supplemental Disability Benefit(7)	$0	$0	$0	$0	$1,024,067	$0
Section 280G Tax Gross-Up	$1,085,174	$0	$0	$0	$0	$0

Total	$4,474,881	$0	$1,063,531	$1,863,531	$2,089,767	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2017, and a stock price of $51.49, the closing price of Company stock on that date.
(2)	Amount equals two times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus over the last three fiscal years (2016 bonus, paid in 2017) prorated for the current fiscal year (($408,000+$324,293)×2)+$324,293.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2016 and 2017) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Mr. Vermillion would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2017.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.67% and the RP2014 mortality table with modified MP-2017 generational projection for males and females.

54	Avista

EXECUTIVE COMPENSATION TABLES

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Marian M. Durkin
Senior Vice President, General Counsel, CCO & Corporate Secretary
Compensation Components
Severance(2)	$2,281,216	$0	$0	$0	$0	$0
Value of Accelerated Equity(3)	$1,194,828	$0	$1,100,650	$1,100,650	$1,100,650	$0
Retiree Medical(4)	$0	$0	$0	$0	$0	$0
Health Benefits(5)	$32,020	$0	$0	$0	$0	$0
Death Benefit(6)	$0	$0	$0	$728,000	$0	$0
Supplemental Disability Benefit(7)	$0	$0	$0	$0	$188,231	$0
Section 280G Tax Gross-Up	$1,168,306	$0	$0	$0	$0	$0

Total	$4,676,370	$0	$1,100,650	$1,828,650	$1,288,881	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2017, and a stock price of $51.49, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus over the last three fiscal years (2014 bonus, paid in 2015) prorated for the current fiscal year (($364,000+$297,304)×3)+$297,304.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2016 and 2017) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Ms. Durkin would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2017.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.67% and the RP2014 mortality table with modified MP-2017 generational projection for males and females.

Avista	55

EXECUTIVE COMPENSATION TABLES

	Potential Payment Upon Termination or Change in Control(1)
	Termination Without Cause or With Good Reason after a Change in Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Karen S. Feltes
Senior Vice President & CHRO
Compensation Components
Severance(2)	$2,134,584	$0	$0	$0	$0	$0
Value of Accelerated Equity(3)	$1,205,229	$0	$1,111,051	$1,111,051	$1,111,051	$0
Retiree Medical(4)	$0	$0	$0	$0	$0	$0
Health Benefits(5)	$32,020	$0	$0	$0	$0	$0
Death Benefit(6)	$0	$0	$0	$710,000	$0	$0
Supplemental Disability Benefit(7)	$0	$0	$0	$0	$255,162	$0
Section 280G Tax Gross-Up	$1,132,053	$0	$0	$0	$0	$0

Total	$4,503,886	$0	$1,111,051	$1,821,051	$1,366,213	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2017 and a stock price of $51.49, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and the Highest Annual Bonus, plus an amount equal to the Highest Annual Bonus over the last three fiscal years (2014 bonus, paid in 2015) prorated for the current fiscal year (($355,000+$267,396)×3)+$267,396.
(3)	Assumes full acceleration of RSUs and prorated acceleration of performance shares (granted in 2016 and 2017) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a CIC, Ms. Feltes would be credited with two years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2017.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.67% and the RP2014 mortality table with modified MP-2017 generational projection for males and females.

56	Avista

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

What are you voting on?	Shareholders are being asked to approve, on an advisory basis, the compensation of the Company’s NEOs.

Voting Recommendation:	The Board unanimously recommends a vote FOR this proposal and urges beneficial owners, if they are not the record holders, to instruct their brokers or other nominees to vote for Proposal 3.

As required by the Exchange Act, the Board is submitting a separate resolution, to be voted on by shareholders in a non-binding vote, approving, on an advisory basis, the Company’s executive compensation.

The text of the resolution in respect of this Proposal 3 is as follows:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement, pursuant to the compensation disclosure rules of the SEC, under the “CD&A,” “Executive Compensation Tables” and the related narrative disclosure.”

The Board recommends a vote for this resolution. As described in this proxy statement under the CD&A, the Company’s compensation program is designed to focus Company executives on the achievement of specific annual, long-term and strategic goals set by the Company. The goals are structured to align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The following features of the compensation structure reflect this approach:

•	Executive compensation programs have both short and long-term components.

•	Annual cash incentive components focus on both the actual results and the sustainability and quality of those results.

•	The total compensation program does not provide for guaranteed bonuses and has multiple performance measures.

•	The Company only has two executive employment agreements in place for NEOs, and they do not contain guarantees for salary increases, non-performance-based bonuses or equity compensation.

•	In 2010, the Company adopted a recoupment policy that authorizes the Board to recover incentive payouts based on performance results that are subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts.

The Board believes that the Company’s current executive compensation program properly focuses our executives on the achievement of specific annual, long-term and strategic goals. The Board also believes that the Company’s executive compensation program properly aligns the executives’ interests with those of shareholders.

Shareholders are urged to read the CD&A section of this proxy statement, which discusses in greater detail how the Company’s compensation program implements the specific goals set by the Company.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs.

Although the advisory vote on Proposal 3 is non-binding, the Board and the Compensation Committee will review the results of the votes and, consistent with our record of shareholder engagement, are expected to take the outcome of the votes into consideration, along with other relevant factors, in making a determination concerning future executive compensation and the frequency of such advisory votes.

Avista	57

PENDING ACQUISITION BY HYDRO ONE

General

On July 19, 2017, Avista entered into a merger agreement with Hydro One, providing for the acquisition of the Company by Hydro One, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions in accordance with the merger agreement. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as an indirect, wholly owned subsidiary of Hydro One.

At the effective time of the merger, each share of the Company’s common stock, no par value per share, issued and outstanding immediately prior to the effective time will be converted into the right to receive $53.00 in cash, without interest, other than shares owned by Hydro One, US Parent, Merger Sub or any of their respective subsidiaries. On November 21, 2017, Avista shareholders voted to approve the Merger Agreement, and the plan of merger set forth therein, at a special meeting of shareholders held for that purpose. Completion of the merger remains subject to certain closing conditions, including the expiration or termination of the applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act and the receipt of regulatory approvals in certain jurisdictions. See the 2017 Annual Report for additional information.

Board of Directors

After the effective time of the acquisition by Hydro One, actions will be taken to cause the Board of Directors of the Company to consist of nine members, determined as follows: (i) two directors designated by the sole shareholder of the Company who are executives of Hydro One or any of its subsidiaries; (ii) three directors who are not officers, employees or directors (other than an independent director of the Company) of Hydro One or any of its affiliates and who are residents of the Pacific Northwest region, to be designated by the sole shareholder of the Company; (iii) three directors who, as of immediately prior to the effective time, were members of the board of directors of the Company, including the chairman of the board of the directors of the Company (if such person is different from the chief executive officer of the Company); and (iv) the chief executive officer of the Company.

Accordingly, if the acquisition is consummated prior to the 2019 Annual Meeting of Shareholders, as is currently expected, some directors elected at the 2018 Annual Meeting will not serve their full term.

Changes to Executive Compensation

CIC Agreements

Effective as of the effective time of the acquisition of the Company by Hydro One, the Company will amend the CIC agreements for each of the NEOs to provide that each NEO may voluntarily terminate his or her employment without “good reason” (as such term is defined in the applicable CIC agreement) upon providing the Company with notice of termination at least six (6) months prior to the individual’s date of termination, and such voluntary termination without “good reason” shall be included as one of the events for the payment of severance payments and benefits, along with a voluntary termination for “good reason” and an involuntary termination without “cause” (each, a “qualifying termination”), such that, for the avoidance of doubt, the same severance payments and benefits will be provided upon both a voluntary termination without “good reason” and a qualifying termination; provided that the aggregate amount of severance payments and benefits to be received upon a voluntary termination without “good reason” shall not exceed the aggregate amount of severance payments and benefits the individual would receive upon a qualifying termination occurring at the effective time.

Treatment of Equity Awards

At the effective time of the acquisition of the Company by Hydro One:

•

each performance award that is outstanding immediately prior to the effective time (including any performance award with respect to which the applicable performance period has ended, but which performance award has not been settled) will be cancelled and the holder thereof will then become entitled to receive, in full satisfaction of such holder’s rights with respect thereto, a lump-sum cash payment equal to the product of (i) the performance award amount and (ii) the merger consideration, subject to any withholding taxes required by law to be withheld in

58	Avista

PENDING ACQUISITION BY HYDRO ONE

accordance with the merger agreement; and all accumulated dividends, if any, accrued but unpaid with respect to performance awards will, by virtue of the merger and without any action on the part of a holder thereof, automatically become fully vested and be paid to such holder;

•	each RSU that is outstanding immediately prior to effective time and which by its terms would vest before the calendar year or in the calendar year in which the effective time occurs will be cancelled and the holder thereof will then become entitled to receive, in full satisfaction of such holder’s rights with respect thereto, a lump-sum cash payment equal to the product of (i) the number of shares of Company common stock subject to such cancelled RSU immediately prior to the effective time and (ii) the merger consideration; and all accumulated dividends, if any, accrued but unpaid with respect to such cancelled RSUs will, by virtue of the merger and without any action on the part of a holder thereof, automatically become fully vested and be paid to such holder; and

•	each RSU that is outstanding immediately prior to the effective time and which by its terms would vest in any calendar year following the calendar year in which the effective time occurs will be adjusted as necessary to provide that, at the effective time, each such RSU will be converted into a Converted RSU (such term being defined in the merger agreement and meaning, generally, an RSU denominated in shares of Hydro One), and each such Converted RSU will not be accelerated except as provided in the RSU agreement relating thereto.

Additional Information

For additional information regarding the pending acquisition of the Company by Hydro One, reference is made to the Annual Report and to the Company’s Proxy Statement, dated October 2, 2017, relating to the Special Meeting of Shareholders held November 21, 2017, at which the merger agreement and the plan of merger set forth therein were approved by the Company’s shareholders and which is on file at the SEC.

Avista	59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock of the Company held beneficially, as of March 1, 2018, by (i) each director and nominee, (ii) each of our NEOs in the Summary Compensation Table, (iii) all current directors and executive officers as a group and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of our common stock. No director or executive officer owns in excess of 1% of the stock of any indirect subsidiaries of the Company. None of the directors or NEOs has pledged Company common stock as security. As of March 1, 2018, there were 65,667,469 shares of common stock outstanding.

Beneficial ownership, as shown below under the heading “Shares Beneficially Owned”, has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon the exercise of an option or warrant or the vesting of an equity award) within 60 days of the date as of which the information is provided. Shares shown under the heading “Other” are not considered beneficially owned in accordance with Rule 13d-3, but are considered by the Company in determining whether an individual has met the Company’s share ownership guidelines. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the table may not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

60	Avista

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name	Shares Beneficially Owned			Other		Total	Percent of Class
	Direct	Indirect		Deferred Shares(1)	RSUs Not Yet Vested(2)
Directors and NEOs
Erik J. Anderson	20,368					20,368	*
Kristianne Blake	14,048			2,519		16,567	*
Donald C. Burke	14,572					14,572	*
Marian M. Durkin	82,283				5,737	88,020	*
Karen S. Feltes	32,930				5,737	38,667	*
Rebecca A. Klein	19,257					19,257	*
Scott H. Maw	4,216					4,216	*
Scott L. Morris	218,394	167	(3)			218,561	*
Marc F. Racicot	16,726					16,726	*
Heidi B. Stanley	15,413	10,248	(4)			25,661	*
R. John Taylor	0	9,179	(5)	5,496		14,675	*
Mark T. Thies	98,347	5,751	(6)		7,338	111,436	*
Dennis P. Vermillion	47,263	91	(3)		7,665	55,019	*
Janet D. Widmann	5,758					5,758	*
All directors and executive officers as a group, including those listed above (22 individuals)	661,707	30,034		13,852	47,307	752,900	*
5% Beneficial Owners
BlackRock, Inc.(7)	11,800,786					11,800,786	18.3%
The Vanguard Group, Inc.(8)	6,446,838					6,446,838	10.0%
Footnotes:
*	As of March 1, 2018, the officers and directors as a group hold 1.1% of the shares outstanding.
(1)	Shares deferred under the EDC Plan or under the former Non-Employee Director Stock Plan.
(2)	Time-based RSUs that have been granted to the executive officers, but have not yet vested. RSUs vest in three equal annual increments, provided the officer remains employed by the Company. If the employment of an executive officer terminates, all unvested shares are forfeited.
(3)	Shares held in the Company’s 401(k) plan.
(4)	Shares held by Ms. Stanley’s spouse, Ronald Stanley, in a profit-sharing plan not administered by the Company.
(5)	Shares held by Mr. Taylor in his Company 401(k) Plan and IRA Plans, over which he has sole voting power and sole investment power.
(6)	Shares held by Mr. Thies’ spouse, Elizabeth Thies.
(7)	As shown on Schedule 13G filed with the SEC on February 8, 2018, by BlackRock, Inc., a parent holding company, the beneficial owner has sole voting power over 11,646,388 shares and sole dispositive power over 11,800,786 shares. The mailing address of the beneficial owner is 55 East 52nd Street, New York, New York 10055.
(8)	The Vanguard Group, Inc. is the holder of the Company’s 401(k) accounts. As shown on Schedule 13G filed with the SEC on January 10, 2018, Vanguard has sole voting power over 80,127 shares, shared voting power over 29,300 shares, sole dispositive power over 6,351,977 shares and shared dispositive power over 94,861 shares. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Avista	61

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires that executive officers, directors and holders of more than 10% of the Company’s common stock file reports of their ownership and changes in their ownership of the Company equity securities with the SEC. Based solely on a review of Forms 3, 4 and 5 furnished to the Company with respect to 2017 and written representations from certain insiders that no other reports were required, the Company believes that all Section 16 filing requirements applicable to these persons were completed in a timely manner with the exception of a transaction for Mr. Ryan Krasselt, Vice President, Controller, and Principal Accounting Officer. On January 10, 2018 it was discovered that Mr. Krasselt received 400 performance shares on January 9, 2017 and those shares had inadvertently not been reported to the SEC. A Form 4 was filed on January 11, 2018 to report the transaction.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s 2017 Annual Report, which contains the Company’s audited financial statements, accompanies this proxy statement. Our Annual Report and this proxy statement are also posted on our web site at www.avistacorp.com. This Annual Report includes our 2017 Annual Report on Form 10-K filed with the SEC (without exhibits). If you have not received or do not have access to the Annual Report, call our Investor Relations department at (509) 495-4203, and we will send a copy (without exhibits) to you without charge; or send a written request to Avista, Attn: Investor Relations Department, 1411 E. Mission Ave., Spokane, Washington 99202.

HOUSEHOLDING

The Company understands that, if two or more beneficial owners of our common stock share the same address, the brokerage firm or other intermediary through which these shares are held may, unless contrary instructions are received from any such beneficial owner, deliver a single copy of the proxy statement, annual report and related proxy soliciting materials for all beneficial owners at that address. This procedure is called “householding.” Beneficial owners of common stock who currently receive multiple copies of the proxy statement, annual report and other proxy soliciting materials and would prefer “householding” should contact their broker. Beneficial owners subject to “householding” who would prefer to receive separate copies of the proxy soliciting materials for each beneficial owner at their address should contact their broker and revoke their consent to “householding.” Alternatively, beneficial owners may request a separate set of the proxy soliciting materials from the Company in writing sent to Avista, Investor Relations, 1411 E. Mission Avenue, Spokane, WA 99202 or by telephone at 509-495-4203.

The Company and its transfer agent do not engage in “householding” for registered holders of common stock.

OTHER BUSINESS

The Board does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting, and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment(s) thereof, the individuals named in the proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

62	Avista

2019 ANNUAL MEETING

General

The 2019 Annual Meeting is currently scheduled for Thursday, May 9, 2019, in Spokane, Washington. Matters to be brought before that meeting by shareholders are subject to the requirements described below.

The date and location of the 2019 Annual Meeting are subject to change. Any such change, and any resulting change in the dates referred to below, would be specified by the Company in a report filed with the SEC. In addition, any change in the dates referred to below that results from a change in SEC rules or the Company’s Bylaws would be similarly reported by the Company.

Notice of Nominations and Other Business to Be Presented at Annual Meeting

Notice of nominations of directors and other business to be presented by a shareholder at the 2019 Annual Meeting must be delivered to the Company as follows:

•	Written notice of a shareholder’s intent to nominate a person for election as a director at the 2019 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 11, 2019, but not before November 9, 2018; and

•	Written notice of a shareholder’s intent to propose other business to be brought before the 2019 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 11, 2019, but not before November 9, 2018.

In any case, the written notice of the shareholder must, in order for the matter to be eligible to be presented at the meeting, comply with all of the requirements and contain all of the information specified in the Company’s Bylaws, without regard to whether the proposed nomination or other business is to be included in management’s proxy soliciting materials or those of any other person.

Notice of Proposals to be Included in Management’s Proxy Materials

Proposals that shareholders seek to have included in management’s proxy soliciting materials must be received by the Corporate Secretary on or before November 30, 2018 and, in order to be so included, must contain the information required by the SEC’s Rule 14a-8 and otherwise comply with SEC rules. However, in order for a proposal to be eligible to be presented at the meeting, the shareholder must also comply with all of the requirements specified in the Bylaws for nominating a person for election as a director and/or bringing other business before the meeting.

The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Merger Agreement with Hydro One

As discussed earlier in this proxy statement, Avista has entered into a merger agreement with Hydro One and other parties providing for the acquisition of Avista by Hydro One. If the acquisition occurs prior to the scheduled date of the 2019 Annual Meeting of Shareholders, that annual meeting may not be held as scheduled and, in any case, there will be only one record and beneficial owner of Avista’s common stock entitled to attend and vote at such meeting, an indirect, wholly owned subsidiary of Hydro One.

By Order of the Board,

Marian M. Durkin

Senior Vice President, General Counsel,

Corporate Secretary & Chief Compliance Officer

Spokane, Washington

March 29, 2018

Avista	63

AVISTA CORP. P.O. BOX 3727 SPOKANE, WA 99220-3727	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2018 (for holders in the Avista Investment and Employee Stock Ownership Plan), or on May 9, 2018 (for all other shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2018 (for holders in the Avista Investment and Employee Stock Ownership Plan), or on May 9, 2018 (for all other shareholders). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees		For	Against	Abstain
1a	Erik J. Anderson		☐	☐	☐			For	Against	Abstain
1b	Kristianne Blake		☐	☐	☐	1k Janet D. Widmann		☐	☐	☐
1c	Donald C. Burke		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
1d	Rebecca A. Klein		☐	☐	☐	2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.		☐	☐	☐
1e	Scott H. Maw		☐	☐	☐
1f	Scott L. Morris		☐	☐	☐	3. Advisory (non-binding) vote on executive compensation.		☐	☐	☐
1g	Marc F. Racicot		☐	☐	☐	NOTE: The proxies will have discretionary authority to transact such other business as may come before the meeting or any adjournment or postponement thereof.
1h	Heidi B. Stanley		☐	☐	☐
1i	R. John Taylor		☐	☐	☐
1j	Dennis P. Vermillion		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.
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PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Avista Corporation

For the Annual Meeting of Shareholders on Thursday, May 10, 2018

The undersigned hereby appoints Scott L. Morris and Marian M. Durkin, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned and vote all shares of Avista Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 10, 2018, and any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” item 3 and, if the shares represented hereby are registered in the name of the beneficial owner (and not a broker), “FOR” each nominee named in item 1 and “FOR” items 2.

If you are a participant in the Avista Investment and Employee Stock Ownership Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of that Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on May 7, 2018, the Trustee will vote the shares held in that plan in the same proportion as votes received from other participants in the plan.

Continued and to be signed on reverse side